Exhibit 4.1

OMEGA HEALTHCARE INVESTORS, INC.,

as Issuer,

the SUBSIDIARY GUARANTORS named herein,

as Subsidiary Guarantors,

and

U.S. BANK NATIONAL ASSOCIATION,

as Trustee

INDENTURE

Dated as of April 4, 2017

4.750% Senior Notes due 2028

CROSS-REFERENCE TABLE

Trust Indenture Act Section	Indenture Section
310 (a)(1)	7.10
(a)(2)	7.10
(a)(3)	N.A.
(a)(4)	N.A.
(a)(5)	7.08; 7.10
(b)	7.08; 7.10
(c)	N.A.
311 (a)	7.11
(b)	7.11
(c)	N.A.
312 (a)	2.05
(b)	11.03
(c)	11.03
313 (a)	7.06
(b)(1)	7.06
(b)(2)	7.06; 7.07
(c)	7.06; 11.02
(d)	7.06
314 (a)	4.05; 4.10; 11.02; 11.05
(b)	N.A.
(c)(1)	7.02; 11.04; 11.05
(c)(2)	7.02; 11.04; 11.05
(c)(3)	N.A.
(d)	N.A.
(e)	11.05
(f)	N.A.
315 (a)	7.01(b); 7.02(b)
(b)	7.05; 11.02
(c)	7.01
(d)	6.05; 7.01(c)
(e)	6.11
316 (a) (last sentence)	2.09
(a)(1)(A)	6.05
(a)(1)(B)	6.04
(a)(2)	N.A.
(b)	6.07
(c)	9.04
317 (a)(1)	6.08
(a)(2)	6.09
(b)	2.04
318 (a)	11.01
(c)	11.01

N.A. means Not Applicable

Note:   This Cross-Reference Table shall not, for any purpose, be deemed to be a part of this Indenture.

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SECTION 11.08.	Governing Law	54
SECTION 11.09.	No Adverse Interpretation of Other Agreements	54
SECTION 11.10.	No Recourse Against Others	54
SECTION 11.11.	Successors	54
SECTION 11.12.	Duplicate Originals	54
SECTION 11.13.	Severability	54

SIGNATURES		S-1

Exhibit A	-	Form of Note
Exhibit B	-	Form of Legends
Exhibit C	-	Form of Notation of Subsidiary Guarantee

Note:    This Table of Contents shall not, for any purpose, be deemed to be part of this Indenture.

INDENTURE dated as of April 4, 2017 among Omega Healthcare Investors, Inc., a Maryland corporation (the “Issuer”), each of the Subsidiary Guarantors named herein, as Subsidiary Guarantors, and U.S. Bank National Association, a national banking association organized and existing under the laws of the United States of America, as Trustee (the “Trustee”).

The Issuer has duly authorized the creation of an issue of 4.750% Senior Notes due 2028 and, to provide therefor, the Issuer and the Subsidiary Guarantors have duly authorized the execution and delivery of this Indenture. All things necessary to make the Notes, when duly issued and executed by the Issuer and authenticated and delivered hereunder, the valid and binding obligations of the Issuer and to make this Indenture a valid and binding agreement of the Issuer and the Subsidiary Guarantors have been done.

THIS INDENTURE WITNESSETH

For and in consideration of the premises and the purchase of the Notes by the Holders thereof, the parties hereto covenant and agree, for the equal and proportionate benefit of all Holders, as follows:

ARTICLE One

DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01.         Definitions.

Set forth below are certain defined terms used in this Indenture.

“Acquired Indebtedness” means Indebtedness of a Person existing at the time such Person becomes a Subsidiary or that is assumed in connection with an Asset Acquisition from such Person by a Subsidiary and not incurred by such Person in connection with, or in anticipation of, such Person becoming a Subsidiary or such Asset Acquisition; provided, however, that Indebtedness of such Person that is redeemed, defeased, retired or otherwise repaid at the time of or immediately upon consummation of the transactions by which such Person becomes a Subsidiary or such Asset Acquisition shall not be Acquired Indebtedness.

“Adjusted Consolidated Net Income” means, for any period, the aggregate net income (or loss) (before giving effect to cash dividends on preferred stock of the Issuer or charges resulting from the redemption of preferred stock of the Issuer) of the Issuer and its Subsidiaries for such period determined on a consolidated basis in conformity with GAAP; provided, however, that the following items shall be excluded in computing Adjusted Consolidated Net Income, without duplication:

(1)         the net income of any Person, other than the Issuer or a Subsidiary, except to the extent of the amount of dividends or other distributions actually paid to the Issuer or any of its Subsidiaries by such Person during such period;

(2)         the net income of any Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary of such net income is not at the time permitted by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Subsidiary;

(3)         any after-tax gains or losses attributable to asset sales; and

(4)         all extraordinary gains and extraordinary losses.

“Adjusted Total Assets” means, for any Person, the sum of:

(1)         Total Assets for such Person as of the end of the fiscal quarter preceding the Transaction Date as set forth on the most recent quarterly or annual consolidated balance sheet of the Issuer and its Subsidiaries, prepared in conformity with GAAP and filed with the SEC or provided to the Trustee pursuant to Section 4.10; and

(2)         any increase in Total Assets following the end of such quarter including, without limitation, any increase in Total Assets resulting from the application of the proceeds of any additional Indebtedness.

“Affiliate” means, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

“Agent” means any Registrar or Paying Agent.

“amend” means to amend, supplement, restate, amend and restate or otherwise modify, including successively; and “amendment” shall have a correlative meaning.

“Asset Acquisition” means:

(1)         an investment by the Issuer or any of its Subsidiaries in any other Person pursuant to which such Person shall become a Subsidiary or shall be merged into or consolidated with the Issuer or any of its Subsidiaries; provided, however, that such Person’s primary business is related, ancillary, incidental or complementary to the businesses of the Issuer or any of its Subsidiaries on the date of such investment; or

(2)         an acquisition by the Issuer or any of its Subsidiaries from any other Person of assets that constitute substantially all of a division or line of business, or one or more healthcare properties, of such Person; provided, however, that the assets and properties acquired are related, ancillary, incidental or complementary to the businesses of the Issuer or any of its Subsidiaries on the date of such acquisition.

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“Asset Disposition” means the sale or other disposition by the Issuer or any of its Subsidiaries, other than to the Issuer or another Subsidiary, of:

(1)         all or substantially all of the Capital Stock of any Subsidiary; or

(2)         all or substantially all of the assets that constitute a division or line of business, or one or more healthcare properties, of the Issuer or any of its Subsidiaries.

“Bankruptcy Law” means Title 11 of the United States Code, as amended, or any insolvency or other similar federal or state law for the relief of debtors.

“Board of Directors” means, as to any Person, the board of directors (or similar governing body) of such Person or any duly authorized committee thereof.

“Board Resolution” means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Business Day” means a day other than a Saturday, Sunday or other day on which banking institutions in New York or Maryland are authorized or required by law to close.

“Capital Stock” means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting), including partnership interests, whether general or limited, in the equity of such Person, whether outstanding on the Closing Date or issued thereafter, including, without limitation, all Common Stock and Preferred Stock.

“Capitalized Lease” means, as applied to any Person, any lease of any property, whether real, personal or mixed, of which the discounted present value of the rental obligations of such Person as lessee, in conformity with GAAP, is required to be capitalized on the balance sheet of such Person.

“Capitalized Lease Obligations” means the discounted present value of the rental obligations under a Capitalized Lease as reflected on the balance sheet of such Person as determined in conformity with GAAP.

“Closing Date” means April 4, 2017.

“Common Stock” means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) that have no preference on liquidation or with respect to distributions over any other class of Capital Stock, including partnership interests, whether general or limited, of such Person’s equity, whether outstanding on the Closing Date or issued thereafter, including, without limitation, all series and classes of common stock.

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“Consolidated EBITDA” means, for any period, Adjusted Consolidated Net Income for such period plus amounts which have been deducted and minus amounts which have been added for, without duplication:

(1)         Consolidated Interest Expense;

(2)         provision for taxes based on income;

(3)         impairment losses and gains on sales or other dispositions of properties and other Investments;

(4)         real estate related depreciation and amortization expense;

(5)         the effect of any non-recurring, non-cash items;

(6)         amortization of deferred charges;

(7)         gains or losses on early extinguishment of Indebtedness; and

(8)         acquisition expenses;

all as determined on a consolidated basis for the Issuer and its Subsidiaries in conformity with GAAP; provided, however, that, if any Subsidiary is not a Wholly Owned Subsidiary, Consolidated EBITDA shall be reduced (to the extent not already reduced in Adjusted Consolidated Net Income or otherwise reduced in accordance with GAAP) by an amount equal to:

(x)          the amount of the Adjusted Consolidated Net Income attributable to such Subsidiary multiplied by

(y)         the percentage ownership interest in the income of such Subsidiary not owned on the last day of such period by the Issuer or any of its Subsidiaries.

“Consolidated Interest Expense” means, for any period, the aggregate amount of interest expense in respect of Indebtedness of the Issuer and the Subsidiaries during such period, all as determined on a consolidated basis in conformity with GAAP including, without limitation (without duplication):

(1)         amortization of debt issuance costs, debt discount or premium and other financing fees and expenses;

(2)         the interest portion of any deferred payment obligations;

(3)         all commissions, discounts and other fees and expenses owed with respect to letters of credit and bankers’ acceptance financing;

(4)         the net costs associated with Interest Rate Agreements and Indebtedness that is Guaranteed or secured by assets of the Issuer or any of its Subsidiaries; and

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(5)         all but the principal component of rentals in respect of Capitalized Lease Obligations paid, accrued or scheduled to be paid or to be accrued by the Issuer and its Subsidiaries;

excluding, to the extent included in interest expense above, the amount of such interest expense of any Subsidiary if the net income of such Subsidiary is excluded in the calculation of Adjusted Consolidated Net Income pursuant to clause (2) of the definition thereof (but only in the same proportion as the net income of such Subsidiary is excluded from the calculation of Adjusted Consolidated Net Income pursuant to clause (2) of the definition thereof), as determined on a consolidated basis in conformity with GAAP.

“Corporate Trust Office” means the corporate trust office of the Trustee located at Two Midtown Plaza, 1349 W. Peachtree Street, NW, Suite 1050, EX-GA-ATPT, Atlanta, Georgia 30309, Attention: Corporate Trust Department, or such other office, designated by the Trustee by written notice to the Issuer, at which at any particular time its corporate trust business shall be administered.

“Custodian” means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

“Default” means any event that is, or after notice or passage of time or both would be, an Event of Default.

“Depository” means The Depository Trust Company, New York, New York, or a successor thereto registered under the Exchange Act or other applicable statute or regulation.

“Disqualified Stock” means any class or series of Capital Stock of any Person that by its terms or otherwise is:

(1)         required to be redeemed prior to the Stated Maturity of the Notes,

(2)         redeemable at the option of the holder of such class or series of Capital Stock, at any time prior to the Stated Maturity of the Notes, or

(3)         convertible into or exchangeable for Capital Stock referred to in clause (1) or (2) above or Indebtedness having a scheduled maturity prior to the Stated Maturity of the Notes;

provided, however, that any Capital Stock that would not constitute Disqualified Stock but for customary provisions thereof giving holders thereof the right to require such Person to repurchase or redeem such Capital Stock upon the occurrence of an “asset sale” or “change of control” occurring prior to the Stated Maturity of the Notes shall not constitute Disqualified Stock.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute or statutes thereto.

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“Existing Note Indentures” means the indenture governing the Issuer’s 4.375% senior notes due 2023, the indenture governing the Issuer’s 5.875% senior notes due 2024, the indenture governing the Issuer’s 4.950% senior notes due 2024, the indenture governing the Issuer’s 4.500% senior notes due 2025, the indenture governing the Issuer’s 5.250% senior notes due 2026 and the indenture governing the Issuer’s 4.500% senior notes due 2027 (each an “Existing Note Indenture”), as each such Existing Note Indenture may be supplemented from time to time.

“Fair Market Value” means the price that would be paid in an arm’s-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy, as determined in good faith by the Board of Directors of the Issuer, whose determination shall be conclusive if evidenced by a Board Resolution.

“GAAP” means generally accepted accounting principles in the United States of America as in effect as of the date of this indenture, including, without limitation, those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession. Except as otherwise specifically provided in this Indenture, all terms of an accounting or financial nature and all ratios and computations contained or referred to in this Indenture shall be computed in conformity with GAAP applied on a consistent basis.

“Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person:

(1)         to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services (unless such purchase arrangements are on arm’s-length terms and are entered into in the ordinary course of business), to take-or-pay, or to maintain financial statement conditions or otherwise); or

(2)         entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part);

provided, however, that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business. The term “Guarantee” used as a verb has a corresponding meaning.

“Holder” means any registered holder, from time to time, of the Notes.

“Incur” means, with respect to any Indebtedness, to incur, create, issue, assume, Guarantee or otherwise become liable for or with respect to, or become responsible for, the

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payment of, contingently or otherwise, such Indebtedness, including an “Incurrence” of Acquired Indebtedness; provided, however, that neither the accrual of interest nor the accretion of original issue discount shall be considered an Incurrence of Indebtedness.

“Indebtedness” means, with respect to any Person at any date of determination (without duplication):

(1)         all indebtedness of such Person for borrowed money;

(2)         all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

(3)         the face amount of letters of credit or other similar instruments, excluding obligations with respect to letters of credit (including trade letters of credit) securing obligations (other than obligations described in (1) or (2) above or (4), (5) or (6) below) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if drawn upon, to the extent such drawing is reimbursed no later than the third Business Day following receipt by such Person of a demand for reimbursement;

(4)         all unconditional obligations of such Person to pay amounts representing the balance deferred and unpaid of the purchase price of any property (which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto), except any such balance that constitutes an accrued expense or Trade Payable;

(5)         all Capitalized Lease Obligations;

(6)         all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided, however, that the amount of such Indebtedness shall be the lesser of (A) the Fair Market Value of such asset at that date of determination and (B) the amount of such Indebtedness;

and also includes, to the extent not otherwise included, any non-contingent obligation of such Person to be liable for, or to pay, as obligor, guarantor or otherwise (other than for purposes of collection in the ordinary course of business), Indebtedness of the types referred to in items (1) through (6) above of another Person (it being understood that Indebtedness shall be deemed to be Incurred by such Person whenever such Person shall create, assume, guarantee (on a non-contingent basis) or otherwise become liable in respect thereof). In addition,

(1)         the amount outstanding at any time of any Indebtedness issued with original issue discount shall be deemed to be the face amount with respect to such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at the date of determination in conformity with GAAP, and

(2)         Indebtedness shall not include any liability for federal, state, local or other taxes.

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“Indenture” means this Indenture, as amended or supplemented from time to time in accordance with the terms hereof.

“interest” means, with respect to the Notes, interest on the Notes.

“Interest Coverage Ratio” means, on any Transaction Date, the ratio of:

(x)          the aggregate amount of Consolidated EBITDA for the then most recent four fiscal quarters prior to such Transaction Date for which reports have been filed with the SEC or provided to the Trustee pursuant to Section 4.10 (“Four Quarter Period”) to

(y)         the aggregate Consolidated Interest Expense during such Four Quarter Period.

In making the foregoing calculation,

(1)         pro forma effect shall be given to any Indebtedness Incurred or repaid (other than in connection with an Asset Acquisition or Asset Disposition) during the period (“Reference Period”) commencing on the first day of the Four Quarter Period and ending on the Transaction Date (other than Indebtedness Incurred or repaid under a revolving credit or similar arrangement), in each case as if such Indebtedness had been Incurred or repaid on the first day of such Reference Period;

(2)         Consolidated Interest Expense attributable to interest on any Indebtedness (whether existing or being Incurred) computed on a pro forma basis and bearing a floating interest rate shall be computed as if the rate in effect on the Transaction Date (taking into account any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term in excess of 12 months or, if shorter, at least equal to the remaining term of such Indebtedness) had been the applicable rate for the entire period;

(3)         pro forma effect shall be given to Asset Dispositions and Asset Acquisitions and Investments (including giving pro forma effect to the application of proceeds of any Asset Disposition and any Indebtedness Incurred or repaid in connection with any such Asset Acquisitions or Asset Dispositions) that occur during such Reference Period but subsequent to the end of the related Four Quarter Period as if they had occurred and such proceeds had been applied on the first day of such Reference Period; and

(4)         pro forma effect shall be given to asset dispositions and asset acquisitions (including giving pro forma effect to (i) the application of proceeds of any asset disposition and any Indebtedness Incurred or repaid in connection with any such asset acquisitions or asset dispositions and (ii) expense and cost reductions calculated on a basis consistent with Regulation S-X under the Exchange Act) that have been made by any Person that has become a Subsidiary or has been merged with or into the Issuer or any of its Subsidiaries during such Reference Period but subsequent to the end of the related Four Quarter Period and that would have constituted asset dispositions or asset acquisitions during such Reference Period but subsequent to the end of the related Four

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Quarter Period had such transactions occurred when such Person was a Subsidiary as if such asset dispositions or asset acquisitions were Asset Dispositions or Asset Acquisitions and had occurred on the first day of such Reference Period;

provided, however, that to the extent that clause (3) or (4) of this paragraph requires that pro forma effect be given to an Asset Acquisition or Asset Disposition or asset acquisition or asset disposition, as the case may be, such pro forma calculation shall be based upon the four full fiscal quarters immediately preceding the Transaction Date of the Person, or division or line of business, or one or more healthcare properties, of the Person that is acquired or disposed of to the extent that such financial information is available.

“Interest Payment Date” means the Stated Maturity of an installment of interest on the Notes.

“Interest Rate Agreement” means any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement, option or future contract or other similar agreement or arrangement with respect to interest rates.

“Investment” in any Person means any direct or indirect advance, loan or other extension of credit (including, without limitation, by way of Guarantee or similar arrangement, but excluding advances to customers in the ordinary course of business that are, in conformity with GAAP, recorded as accounts receivable on the consolidated balance sheet of the Issuer and its Subsidiaries) or capital contribution to (by means of any transfer of cash or other property (tangible or intangible) to others or any payment for property or services solely for the account or use of others, or otherwise), or any purchase or acquisition of Capital Stock, bonds, notes, debentures or other similar instruments issued by, such Person.

“Lien” means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including, without limitation, any conditional sale or other title retention agreement or lease in the nature thereof or any agreement to give any security interest).

“Notes” means, collectively, the Issuer’s 4.750% Senior Notes due 2028 issued in accordance with Section 2.02 (whether issued on the Closing Date, issued as Additional Notes, or otherwise issued after the Closing Date) treated as a single class of securities under this Indenture, as amended or supplemented from time to time in accordance with the terms of this Indenture.

“Officer” means any of the following of the Issuer or a Subsidiary Guarantor, as applicable: the Chairman of the Board of Directors, the Chief Executive Officer, the Chief Financial Officer, the President, any Vice President, the Treasurer or the Secretary.

“Officers’ Certificate” means a certificate signed by two Officers.

“Opinion of Counsel” means a written opinion from legal counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of, or counsel to, the Issuer, a Subsidiary Guarantor or the Trustee.

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“Person” means any individual, corporation, partnership, limited liability company, joint venture, incorporated or unincorporated association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof or other entity of any kind.

“Preferred Stock” means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) that have a preference on liquidation or with respect to distributions over any other class of Capital Stock, including preferred partnership interests, whether general or limited, or such Person’s preferred or preference stock, whether outstanding on the Closing Date or issued thereafter, including, without limitation, all series and classes of such preferred or preference stock.

“principal” means, with respect to the Notes, the principal of and premium, if any, on the Notes.

“Prospectus Supplement” means the prospectus supplement, dated March 28, 2017, relating to the offering of the Notes.

“Record Date” means the applicable Record Date specified in the Notes; provided, however, that if any such date is not a Business Day, the Record Date shall be the first day immediately succeeding such specified day that is a Business Day.

“redeem” means to redeem, repurchase, purchase, defease, retire, discharge or otherwise acquire or retire for value; and “redemption” shall have a correlative meaning; provided, however, that this definition shall not apply for purposes of Section 5 of the Notes or Article Three.

“Redemption Date,” when used with respect to any Note to be redeemed, means the date fixed for such redemption pursuant to this Indenture and the Notes.

“Redemption Price,” when used with respect to any Note to be redeemed, means the price fixed for such redemption, payable in immediately available funds, pursuant to this Indenture and the Notes.

“Responsible Officer” means, when used with respect to the Trustee, any officer in the Corporate Trust Office of the Trustee to whom any corporate trust matter is referred because of such officer’s knowledge of and familiarity with the particular subject and shall also mean any officer who shall have direct responsibility for the administration of this Indenture.

“SEC” means the U.S. Securities and Exchange Commission.

“Secured Indebtedness” means any Indebtedness secured by a Lien upon the property of the Issuer or any of its Subsidiaries.

“Securities Act” means the U.S. Securities Act of 1933, as amended, or any successor statute or statutes thereto.

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“Significant Subsidiary,” with respect to any Person, means any subsidiary of such Person that satisfies the criteria for a “significant subsidiary” set forth in Rule 1.02(w) of Regulation S-X under the Exchange Act.

“Stated Maturity” means:

(1)         with respect to any debt security, the date specified in such debt security as the fixed date on which the final installment of principal of such debt security is due and payable; and

(2)         with respect to any scheduled installment of principal of or interest on any debt security, the date specified in such debt security as the fixed date on which such installment is due and payable.

“Subsidiary” means, with respect to any Person, any corporation, association or other business entity of which more than 50% of the voting power of the outstanding Voting Stock is owned, directly or indirectly, by such Person and one or more other Subsidiaries of such Person and the accounts of which would be consolidated with those of such Person in its consolidated financial statements in accordance with GAAP, if such statements were prepared as of such date.

“Subsidiary Guarantee” means a Guarantee by each Subsidiary Guarantor for payment of the Notes by such Subsidiary Guarantor. The Subsidiary Guarantee will be an unsecured senior obligation of each Subsidiary Guarantor and will be unconditional regardless of the enforceability of the Notes and this Indenture. Notwithstanding the foregoing, each Subsidiary Guarantee by a Subsidiary Guarantor shall provide by its terms that it shall be automatically and unconditionally released and discharged under the circumstances described in Section 10.04 hereof.

“Subsidiary Guarantors” means (i) each Subsidiary that is a guarantor of Indebtedness under the Existing Note Indentures on the Closing Date and (ii) each other Person that is required to become a Subsidiary Guarantor by the terms of this Indenture after the Closing Date, in each case, until such Person is released from its Subsidiary Guarantee.

“Total Assets” means the sum (without duplication) of:

(1)         Undepreciated Real Estate Assets; and

(2)         all other assets (excluding intangibles and accounts receivable) of the Issuer and its Subsidiaries on a consolidated basis determined in conformity with GAAP.

“Total Unencumbered Assets” as of any date means the sum of:

(1)         those Undepreciated Real Estate Assets not securing any portion of Secured Indebtedness; and

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(2)         all other assets (but excluding intangibles and accounts receivable) of the Issuer and its Subsidiaries not securing any portion of Secured Indebtedness determined on a consolidated basis in conformity with GAAP;

provided, however, that all investments in unconsolidated joint ventures, unconsolidated limited partnerships, unconsolidated limited liability companies and other unconsolidated entities shall be excluded from Total Unencumbered Assets to the extent that such investments would have otherwise been included.

“Trade Payables” means, with respect to any Person, any accounts payable or any other indebtedness or monetary obligation to trade creditors created, assumed or Guaranteed by such Person or any of its Subsidiaries arising in the ordinary course of business in connection with the acquisition of goods or services.

“Transaction Date” means, with respect to the Incurrence of any Indebtedness by the Issuer or any of its Subsidiaries, the date such Indebtedness is to be Incurred.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended.

“Trustee” means the party named as such in this Indenture until a successor replaces it in accordance with the provisions of this Indenture and thereafter means such successor.

“Undepreciated Real Estate Assets” means, as of any date, the cost (being the original cost to the Issuer or any of its Subsidiaries plus capital improvements) of real estate assets of the Issuer and its Subsidiaries on such date, before depreciation and amortization of such real estate assets, determined on a consolidated basis in conformity with GAAP.

“Unsecured Indebtedness” means any Indebtedness of the Issuer or any of its Subsidiaries that is not Secured Indebtedness.

“U.S. Government Obligations” means direct obligations of, obligations guaranteed by, or participations in pools consisting solely of obligations of or obligations guaranteed by, the United States of America for the payment of which obligations or guarantee the full faith and credit of the United States of America is pledged and that are not callable or redeemable at the option of the issuer thereof.

“U.S. Legal Tender” means such coin or currency of the United States of America that at the time of payment shall be legal tender for the payment of public and private debts.

“Voting Stock” means with respect to any Person, Capital Stock of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the governing body of such Person.

“Wholly Owned” means, with respect to any Subsidiary of any Person, the ownership of all of the outstanding Capital Stock of such Subsidiary (other than any director’s

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qualifying shares or Investments by individuals mandated by applicable law) by such Person or one or more Wholly Owned Subsidiaries of such Person.

SECTION 1.02.         Other Definitions.

Term	Defined in Section
“Additional Notes”	2.02
“Authentication Order”	2.02
“Covenant Defeasance”	8.02
“Event of Default”	6.01
“Four Quarter Period”	1.01
“Global Note”	2.01
“Initial Global Notes”	2.01
“Initial Notes”	2.02
“Issuer”	Preamble
“Legal Defeasance”	8.02
“Participants”	2.15
“Paying Agent”	2.03
“Payment Date”	1.01
“Physical Notes”	2.01
“Primary Treasury Dealer”	1.01
“Reference Period”	1.01
“Registrar”	2.03

SECTION 1.03.         Incorporation by Reference of Trust Indenture Act.

Whenever this Indenture refers to a provision of the Trust Indenture Act, such provision is incorporated by reference in, and made a part of, this Indenture. The following Trust Indenture Act terms used in this Indenture have the following meanings:

“indenture securities” means the Notes.

“indenture security holder” means a Holder.

“indenture to be qualified” means this Indenture.

“indenture trustee” or “institutional trustee” means the Trustee.

“obligor” on the indenture securities means the Issuer, any Subsidiary Guarantor or any other obligor on the Notes.

All other Trust Indenture Act terms used in this Indenture that are defined by the Trust Indenture Act, defined by Trust Indenture Act reference to another statute or defined by SEC rule and not otherwise defined herein have the meanings assigned to them therein.

SECTION 1.04.         Rules of Construction.

Unless the context otherwise requires:

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(1)         a term has the meaning assigned to it;

(2)         an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(3)         “or” is not exclusive;

(4)         words in the singular include the plural, and words in the plural include the singular;

(5)         provisions apply to successive events and transactions;

(6)         “herein,” “hereof” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision; and

(7)         the words “including,” “includes” and similar words shall be deemed to be followed by “without limitation.”

ARTICLE Two

THE NOTES

SECTION 2.01.         Form and Dating.

The Notes and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit A hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. The Issuer shall approve the form of the Notes and any notation, legend or endorsement on them. Each Note shall be dated the date of its issuance and show the date of its authentication. Each Note shall have an executed Subsidiary Guarantee from each of the Subsidiary Guarantors existing on the Closing Date endorsed thereon substantially in the form of Exhibit C.

The terms and provisions contained in the Notes and the Subsidiary Guarantees shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Issuer, the Subsidiary Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

Notes issued as of the Closing Date shall be issued in the form of one or more global Notes, each in registered form, substantially in the form set forth in Exhibit A, deposited with the Trustee, as custodian for the Depository, duly executed by the Issuer (and having an executed Subsidiary Guarantee from each of the Subsidiary Guarantors endorsed thereon) and authenticated by the Trustee as hereinafter provided and shall bear any legends required by applicable law (the “Initial Global Notes”).

Notes issued after the Closing Date shall be issued initially in the form of one or more global Notes in registered form, substantially in the form set forth in Exhibit A, deposited with the Trustee, as custodian for the Depository, duly executed by the Issuer (and having an

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executed Subsidiary Guarantee from each of the Subsidiary Guarantors endorsed thereon) and authenticated by the Trustee as hereinafter provided and shall bear any legends required by applicable law (together with the Initial Global Notes, the “Global Notes”).

The aggregate principal amount of the Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depository, as hereinafter provided. Notes issued in exchange for interests in a Global Note may be issued in the form of definitive Notes registered in the name or names of Persons other than a Depository for Global Notes or a nominee or nominees thereof (the “Physical Notes”).

SECTION 2.02.         Execution, Authentication and Denomination; Additional Notes.

One Officer of the Issuer (who shall have been duly authorized by all requisite corporate actions) shall sign the Notes for such Issuer by manual or facsimile signature. One Officer of a Subsidiary Guarantor (who shall have been duly authorized by all requisite corporate or other applicable entity actions) shall sign the Subsidiary Guarantee for such Subsidiary Guarantor by manual or facsimile signature.

If an Officer whose signature is on a Note or Subsidiary Guarantee, as the case may be, was an Officer at the time of such execution but no longer holds that office at the time the Trustee authenticates the Note, the Note shall nevertheless be valid.

A Note (and the Subsidiary Guarantees in respect thereof) shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Note. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

The Trustee shall authenticate (i) on the Closing Date, Notes for original issue in the aggregate principal amount not to exceed $550,000,000 (the “Initial Notes”) and (ii) Additional Notes (as defined below) in an unlimited amount (so long as not otherwise prohibited by the terms of this Indenture, including Section 4.07) in each case upon a written order of the Issuer in the form of a certificate of an Officer of the Issuer (an “Authentication Order”). Each such Authentication Order shall specify the amount of Notes to be authenticated and the date on which the Notes are to be authenticated, whether the Notes are to be Initial Notes or Additional Notes and whether the Notes are to be issued as certificated Notes or Global Notes or such other information as the Trustee may reasonably request. In addition, with respect to authentication pursuant to clause (ii) of the first sentence of this paragraph, the first such Authentication Order from the Issuer shall be accompanied by an Opinion of Counsel of the Issuer in a form reasonably satisfactory to the Trustee.

The Issuer may, from time to time, without the consent of the Holders of the Notes, issue additional Notes (the “Additional Notes”) having the same ranking and the same interest rate, maturity and other terms as the outstanding Notes, except for the public offering price, the issue date and, if applicable, the initial interest payment date and initial interest accrual date.

All Notes issued under this Indenture, including Additional Notes, shall be treated as a single class for all purposes under this Indenture; provided that if the Additional Notes are

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not fungible for U.S. federal income tax with the Initial Notes, the Additional Notes shall be issued under a separate CUSIP or ISIN number. The Additional Notes shall bear any legend required by applicable law.

The Trustee may appoint an authenticating agent reasonably acceptable to the Issuer to authenticate Notes. Unless otherwise provided in the appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Issuer and Affiliates of the Issuer. The Trustee shall have the right to decline to authenticate and deliver any Notes under this Indenture if the Trustee, being advised by counsel, determines that such action may not lawfully be taken or if the Trustee in good faith shall determine that such action would expose the Trustee to personal liability.

The Notes shall be issuable only in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

SECTION 2.03.         Registrar and Paying Agent.

The Issuer shall maintain or cause to be maintained an office or agency in the Borough of Manhattan, The City of New York, where (a) Notes may be presented or surrendered for registration of transfer or for exchange (“Registrar”), (b) Notes may, subject to Section 2 of the Notes, be presented or surrendered for payment (“Paying Agent”) and (c) notices and demands to or upon the Issuer in respect of the Notes and this Indenture may be served. The Issuer may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Issuer of its obligation to maintain or cause to be maintained an office or agency in the Borough of Manhattan, The City of New York, for such purposes. The Issuer may act as Registrar or Paying Agent, except that for the purposes of Articles Three and Eight, neither the Issuer nor any Affiliate of the Issuer shall act as Paying Agent. The Registrar shall keep a register of the Notes and of their transfer and exchange. The Issuer, upon notice to the Trustee, may have one or more co-registrars and one or more additional paying agents reasonably acceptable to the Trustee. The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent. The Issuer initially appoints the Trustee as Registrar and Paying Agent until such time as the Trustee has resigned or a successor has been appointed.

The Issuer shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, which agreement shall implement the provisions of this Indenture that relate to such Agent. The Issuer shall notify the Trustee, in advance, of the name and address of any such Agent. If the Issuer fails to maintain a Registrar or Paying Agent, the Trustee shall act as such.

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SECTION 2.04.         Paying Agent To Hold Assets in Trust.

The Issuer shall require each Paying Agent other than the Trustee or the Issuer or any Subsidiary to agree in writing that each Paying Agent shall hold in trust for the benefit of Holders or the Trustee all assets held by the Paying Agent for the payment of principal of, or interest on, the Notes (whether such assets have been distributed to it by the Issuer or any other obligor on the Notes), and shall notify the Trustee of any Default by the Issuer (or any other obligor on the Notes) in making any such payment. The Issuer at any time may require a Paying Agent to distribute all assets held by it to the Trustee and account for any assets disbursed and the Trustee may at any time during the continuance of any payment Default, upon written request to a Paying Agent, require such Paying Agent to distribute all assets held by it to the Trustee and to account for any assets distributed. Upon distribution to the Trustee of all assets that shall have been delivered by the Issuer to the Paying Agent, the Paying Agent shall have no further liability for such assets.

SECTION 2.05.         Holder Lists.

The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. If the Trustee is not the Registrar, the Issuer shall furnish to the Trustee at least two (2) Business Days prior to each Interest Payment Date and at such other times as the Trustee may request in writing a list, in such form and as of such date as the Trustee may reasonably require, of the names and addresses of Holders, which list may be conclusively relied upon by the Trustee.

SECTION 2.06.         Transfer and Exchange.

Subject to Section 2.15, when Notes are presented to the Registrar with a request to register the transfer of such Notes or to exchange such Notes for an equal principal amount of Notes of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested if its requirements for such transaction are met; provided, however, that the Notes surrendered for transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Issuer and the Registrar, duly executed by the Holder thereof or his or her attorney duly authorized in writing. To permit registrations of transfers and exchanges, the Issuer shall execute and the Trustee shall authenticate Notes at the Registrar’s request. No service charge shall be made for any registration of transfer or exchange, but the Issuer may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith.

Without the prior written consent of the Issuer, the Registrar shall not be required to register the transfer of or exchange of any Note (i) during a period beginning at the opening of business 15 days before the mailing of a notice of redemption of Notes and ending at the close of business on the day of such mailing, (ii) selected for redemption in whole or in part pursuant to Article Three, except the unredeemed portion of any Note being redeemed in part, and (iii) beginning at the opening of business on any Record Date and ending on the close of business on the related Interest Payment Date.

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Any Holder of a beneficial interest in a Global Note shall, by acceptance of such beneficial interest, agree that transfers of beneficial interests in such Global Notes may be effected only through a book-entry system maintained by the Holder of such Global Note (or its agent) in accordance with the applicable legends thereon, and that ownership of a beneficial interest in the Note shall be required to be reflected in a book-entry system.

SECTION 2.07.         Replacement Notes.

If a mutilated Note is surrendered to the Trustee or if the Holder of a Note claims that the Note has been lost, destroyed or wrongfully taken, the Issuer shall issue and the Trustee shall authenticate a replacement Note if the Trustee’s requirements are met. Such Holder must provide an indemnity bond or other indemnity, sufficient in the judgment of both the Issuer and the Trustee, to protect the Issuer, the Trustee or any Agent from any loss which any of them may suffer if a Note is replaced. The Issuer may charge such Holder for its reasonable out-of-pocket expenses in replacing a Note pursuant to this Section 2.07, including reasonable fees and expenses of counsel and of the Trustee.

Every replacement Note is an additional obligation of the Issuer and every replacement Subsidiary Guarantee shall constitute an additional obligation of the Subsidiary Guarantor thereof.

The provisions of this Section 2.07 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of lost, destroyed or wrongfully taken Notes.

SECTION 2.08.         Outstanding Notes.

Notes outstanding at any time are all the Notes that have been authenticated by the Trustee except those cancelled by it, those delivered to it for cancellation and those described in this Section 2.08 as not outstanding. A Note does not cease to be outstanding because the Issuer, the Subsidiary Guarantors or any of their respective Affiliates hold the Note (subject to the provisions of Section 2.09).

If a Note is replaced pursuant to Section 2.07 (other than a mutilated Note surrendered for replacement), it ceases to be outstanding unless a Responsible Officer of the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser. A mutilated Note ceases to be outstanding upon surrender of such Note and replacement thereof pursuant to Section 2.07.

If the principal amount of any Note is considered paid under Section 4.01, it ceases to be outstanding and interest ceases to accrue. If on a Redemption Date or the Stated Maturity the Trustee or Paying Agent (other than the Issuer or an Affiliate thereof) holds U.S. Legal Tender or U.S. Government Obligations sufficient to pay all of the principal and interest due on the Notes payable on that date, then on and after that date such Notes cease to be outstanding and interest on them ceases to accrue.

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SECTION 2.09.         Treasury Notes.

In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Issuer or any of its Affiliates shall be disregarded, except that, for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that the Trustee has been informed in writing are so owned shall be disregarded.

SECTION 2.10.         Temporary Notes.

Until definitive Notes are ready for delivery, the Issuer may prepare and the Trustee shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Issuer considers appropriate for temporary Notes. Without unreasonable delay, the Issuer shall prepare and the Trustee shall authenticate definitive Notes in exchange for temporary Notes. Until such exchange, temporary Notes shall be entitled to the same rights, benefits and privileges as definitive Notes. Notwithstanding the foregoing, so long as the Notes are represented by a Global Note, such Global Note may be in typewritten form.

SECTION 2.11.         Cancellation.

The Issuer at any time may deliver Notes to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for transfer, exchange or payment. The Trustee, or at the direction of the Trustee, the Registrar or the Paying Agent (other than the Issuer or a Subsidiary), and no one else, shall cancel and, at the written direction of the Issuer, shall dispose of all Notes surrendered for transfer, exchange, payment or cancellation in accordance with its customary procedures. Subject to Section 2.07, the Issuer may not issue new Notes to replace Notes that it has paid or delivered to the Trustee for cancellation. If the Issuer or any Subsidiary Guarantor shall acquire any of the Notes, such acquisition shall not operate as a redemption or satisfaction of the Indebtedness represented by such Notes unless and until the same are surrendered to the Trustee for cancellation pursuant to this Section 2.11.

SECTION 2.12.         Defaulted Interest.

If the Issuer defaults in a payment of interest on the Notes, it shall pay the defaulted interest, plus (to the extent lawful) any interest payable on the defaulted interest, in any lawful manner. The Issuer may pay the defaulted interest to the persons who are Holders on a subsequent special record date, which date shall be the fifteenth day next preceding the date fixed by the Issuer for the payment of defaulted interest or the next succeeding Business Day if such date is not a Business Day. At least 15 days before any such subsequent special record date, the Issuer shall mail to each Holder, with a copy to the Trustee, a notice that states the subsequent special record date, the payment date and the amount of defaulted interest, and interest payable on such defaulted interest, if any, to be paid.

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SECTION 2.13.         CUSIP and ISIN Numbers.

The Issuer in issuing the Notes may use “CUSIP” or “ISIN” numbers, and if so, the Trustee shall use the “CUSIP” or “ISIN” numbers in notices of redemption or exchange as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness or accuracy of the “CUSIP” or “ISIN” numbers printed in the notice or on the Notes, and that reliance may be placed only on the other identification numbers printed on the Notes. The Issuer will promptly notify the Trustee of any change in the “CUSIP” or “ISIN” numbers.

SECTION 2.14.         Deposit of Moneys.

Subject to Section 2 of the Notes, prior to 10:00 a.m. New York City time on each Interest Payment Date, Stated Maturity, Redemption Date and Payment Date, the Issuer shall have deposited with the Paying Agent in immediately available funds money sufficient to make cash payments, if any, due on such Interest Payment Date, Stated Maturity, Redemption Date and Payment Date, as the case may be, in a timely manner which permits the Paying Agent to remit payment to the Holders on such Interest Payment Date, Stated Maturity, Redemption Date and Payment Date, as the case may be.

SECTION 2.15.         Book-Entry Provisions for Global Notes.

(a)          The Global Notes initially shall (i) be registered in the name of the Depository or the nominee of such Depository, (ii) be delivered to the Trustee as custodian for such Depository and (iii) bear legends as set forth in Exhibit B, as applicable.

Members of, or participants in, the Depository (“Participants”) shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depository, or the Trustee as its custodian, or under the Global Note, and the Depository may be treated by the Issuer, the Trustee and any agent of the Issuer or the Trustee as the absolute owner of the Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuer, the Trustee or any agent of the Issuer or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and Participants, the operation of customary practices governing the exercise of the rights of a Holder of any Note.

(b)          Except as provided in this Section 2.15(b), transfers of Global Notes shall be limited to transfers in whole, but not in part, (i) by the Depository to a nominee of the Depository, (ii) by a nominee of the Depository to the Depository or another nominee of the Depository or (iii) by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository.

Notwithstanding any provisions to the contrary contained in Section 2.06 of this Indenture and in addition thereto, any Global Note shall be exchangeable pursuant to Section 2.06 of this Indenture for Physical Notes only if (i) such Depository notifies the Issuer that it is unwilling or unable to continue as Depository for such Global Note or if at any time such Depository ceases to be a clearing agency registered under the Exchange Act, and, in either case, the Issuer fails to appoint a successor Depository within 90 days of such event, and (ii) the

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Issuer executes and delivers to the Trustee an Officers’ Certificate (and any other deliverables required hereunder) stating that such Global Note shall be so exchangeable. Any Global Note that is exchangeable pursuant to the preceding sentence shall be exchangeable for Physical Notes registered in such names as the Depository shall direct in writing in an aggregate principal amount equal to the then outstanding principal amount of the Global Note with like tenor and terms.

(c)          In connection with the transfer of a Global Note as an entirety to beneficial owners pursuant to paragraph (b) of this Section 2.15, such Global Note shall be deemed to be surrendered to the Trustee for cancellation, and (i) the Issuer shall execute, (ii) the Subsidiary Guarantors shall execute notations of Subsidiary Guarantees on and (iii) the Trustee shall upon written instructions from the Issuer authenticate and deliver, to each beneficial owner identified by the Depository in exchange for its beneficial interest in such Global Note, an equal aggregate principal amount of Physical Notes of authorized denominations.

(d)          The Holder of any Global Note may grant proxies and otherwise authorize any Person, including Participants and Persons that may hold interests through Participants, to take any action which a Holder is entitled to take under this Indenture or the Notes.

(e)          The Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 2.15. The Issuer shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.

(f)          The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depository Participants or beneficial owners of interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

(g)          The Trustee shall have no responsibility for the actions or omissions of the Depository, or the accuracy of the books and records of the Depository.

(h)          At such time as all beneficial interests in a particular Global Note have been exchanged for Physical Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note shall be returned to or retained and canceled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Physical Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depository at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased

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accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depository at the direction of the Trustee to reflect such increase.

ARTICLE Three

REDEMPTION

SECTION 3.01.         Notices to Trustee.

If the Issuer elects to redeem Notes pursuant to Section 5 of the Notes, it shall notify the Trustee in writing of the Redemption Date, the Redemption Price and the principal amount of Notes to be redeemed. The Issuer shall give notice of redemption to the Trustee at least 45 days but not more than 75 days before the Redemption Date (unless a shorter notice shall be agreed to by the Trustee in writing), together with such documentation and records as shall enable the Trustee to select the Notes to be redeemed.

SECTION 3.02.         Selection of Notes To Be Redeemed.

If less than all of the Notes are to be redeemed at any time pursuant to Section 5 of the Notes, the Trustee will select Notes for redemption as follows:

(x)          if the Notes are listed on a national securities exchange, in compliance with the requirements of the principal national securities exchange on which the Notes are listed; or

(y)         if the Notes are not so listed, while the Notes are in book-entry form, in accordance with the procedures of the Depository, or if the Notes are no longer in book-entry form, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate.

No Notes of $2,000 or less shall be redeemed in part.

SECTION 3.03.         Notice of Redemption.

At least 30 days but not more than 60 days before a Redemption Date, the Issuer shall mail a notice of redemption by first class mail, postage prepaid, to each Holder whose Notes are to be redeemed at its registered address (except that a notice issued in connection with a redemption referred to in Section 8.01 may be more than 60 days before such Redemption Date). At the Issuer’s request, the Trustee shall forward the notice of redemption in the Issuer’s name and at the Issuer’s expense. Each notice for redemption shall identify the Notes (including the CUSIP or ISIN number) to be redeemed and shall state:

(1)         the Redemption Date;

(2)         the Redemption Price and the amount of accrued interest, if any, to be paid;

(3)         the name and address of the Paying Agent;

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(4)         that Notes called for redemption must be surrendered to the Paying Agent to collect the Redemption Price plus accrued interest, if any;

(5)         that, unless the Issuer defaults in making the redemption payment, interest on Notes called for redemption ceases to accrue on and after the Redemption Date, and the only remaining right of the Holders of such Notes is to receive payment of the Redemption Price upon surrender to the Paying Agent of the Notes redeemed;

(6)         if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the Redemption Date, and upon surrender and cancellation of such Note, a new Note or Notes in aggregate principal amount equal to the unredeemed portion thereof will be issued;

(7)         if fewer than all the Notes are to be redeemed, the identification of the particular Notes (or portion thereof) to be redeemed, as well as the aggregate principal amount of Notes to be redeemed and the aggregate principal amount of Notes to be outstanding after such partial redemption; and

(8)         the Section of the Notes or the Indenture, as applicable, pursuant to which the Notes are to be redeemed.

The notice, if mailed in a manner herein provided, shall be conclusively presumed to have been given, whether or not the Holder receives such notice. In any case, failure to give such notice by mail or any defect in the notice to the Holder of any Note designated for redemption in whole or in part shall not affect the validity of the proceedings for the redemption of any other Note. Notices of redemption may not be conditional.

SECTION 3.04.         Effect of Notice of Redemption.

Once notice of redemption is mailed in accordance with Section 3.03, Notes called for redemption become due and payable on the Redemption Date and at the Redemption Price plus accrued interest, if any. Upon surrender to the Trustee or Paying Agent, such Notes called for redemption shall be paid at the Redemption Price (which shall include accrued interest thereon to, but not including, the Redemption Date), but installments of interest, the maturity of which is on or prior to the Redemption Date, shall be payable to Holders of record at the close of business on the relevant Record Dates. On and after the Redemption Date interest shall cease to accrue on Notes or portions thereof called for redemption unless the Issuer shall have not complied with its obligations pursuant to Section 3.05.

SECTION 3.05.         Deposit of Redemption Price.

On or before 10:00 a.m. New York time on the Redemption Date, the Issuer shall deposit with the Paying Agent U.S. Legal Tender sufficient to pay the Redemption Price plus accrued and unpaid interest, if any, of all Notes to be redeemed on that date.

If the Issuer complies with the preceding paragraph, then, unless the Issuer defaults in the payment of such Redemption Price plus accrued interest, if any, interest on the

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Notes to be redeemed will cease to accrue on and after the applicable Redemption Date, whether or not such Notes are presented for payment.

SECTION 3.06.         Notes Redeemed in Part.

If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed. A new Note or Notes in principal amount equal to the unredeemed portion of the original Note or Notes shall be issued in the name of the Holder thereof upon surrender and cancellation of the original Note or Notes.

ARTICLE Four

COVENANTS

SECTION 4.01.         Payment of Notes.

The Issuer shall pay the principal of, premium, if any, and interest on the Notes in the manner provided in the Notes and this Indenture. An installment of principal of, or interest on, the Notes shall be considered paid on the date it is due if the Trustee or Paying Agent (other than the Issuer or an Affiliate thereof) holds on that date U.S. Legal Tender designated for and sufficient to pay the installment. Interest on the Notes will be computed on the basis of a 360-day year comprised of twelve 30-day months.

The Issuer shall pay interest on overdue principal (including post-petition interest in a proceeding under any Bankruptcy Law), and overdue interest, to the extent lawful, at the same rate per annum borne by the Notes.

SECTION 4.02.         Maintenance of Office or Agency.

The Issuer shall maintain in the Borough of Manhattan, The City of New York, the office or agency required under Section 2.03 (which may be an office of the Trustee or an affiliate of the Trustee or Registrar). The Issuer shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuer shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 11.02.

The Issuer may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. The Issuer will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

The Issuer hereby initially designates U.S. Bank National Association, located at Two Midtown Plaza, 1349 W. Peachtree Street, NW., Suite 1050, EX-GA-ATPT, Atlanta,

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Georgia 30309, Attention: Corporate Trust Department, as such office of the Issuer in accordance with Section 2.03.

SECTION 4.03.         Corporate Existence.

Except as otherwise permitted by Article Five, the Issuer shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the corporate, partnership or other existence of each of its Subsidiaries in accordance with the respective organizational documents of each such Subsidiary and the material rights (charter and statutory) and material franchises of the Issuer and each of its Subsidiaries; provided, however, that the Issuer shall not be required to preserve any such right, franchise or corporate existence with respect to itself or any Subsidiary if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Issuer and its Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders of the Notes.

SECTION 4.04.         Payment of Taxes.

The Issuer and the Subsidiary Guarantors shall, and shall cause each of the Subsidiaries to, pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (a) all material taxes, assessments and governmental charges levied or imposed upon it or any of the Subsidiaries or upon the income, profits or property of it or any of the Subsidiaries and (b) all lawful claims for labor, materials and supplies which, in each case, if unpaid, might by law become a material liability or Lien upon the property of it or any of the Subsidiaries; provided, however, that the Issuer and the Subsidiary Guarantors shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount the applicability or validity is being contested in good faith by appropriate actions and for which appropriate provision has been made.

SECTION 4.05.         Compliance Certificate; Notice of Default.

(a)          The Issuer shall deliver to the Trustee, within 90 days after the close of each fiscal year, an Officers’ Certificate stating that a review of the activities of the Issuer and its Subsidiaries has been made under the supervision of the signing Officers with a view to determining whether the Issuer and the Subsidiary Guarantors have kept, observed, performed and fulfilled their obligations under this Indenture and further stating, as to each such Officer signing such certificate, that to the best of such Officer’s knowledge, the Issuer and the Subsidiary Guarantors during such preceding fiscal year has kept, observed, performed and fulfilled each and every such covenant and no Default occurred during such year and at the date of such certificate there is no Default that has occurred and is continuing or, if such signers do know of such Default, the certificate shall specify such Default and what action, if any, the Issuer is taking or proposes to take with respect thereto. The Officers’ Certificate shall also notify the Trustee should the Issuer elect to change the manner in which it fixes the fiscal year end.

(b)          The Issuer shall deliver to the Trustee promptly and in any event within five days after the Issuer becomes aware of the occurrence of any Default an Officers’ Certificate

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specifying the Default and what action, if any, the Issuer is taking or proposes to take with respect thereto.

SECTION 4.06.         Waiver of Stay, Extension or Usury Laws.

The Issuer and each Subsidiary Guarantor covenants (to the extent permitted by applicable law) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive such Issuer or such Subsidiary Guarantor from paying all or any portion of the principal of and/or interest on the Notes or the Subsidiary Guarantee of any such Subsidiary Guarantor as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture, and (to the extent permitted by applicable law) each hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

SECTION 4.07.         Limitation on Indebtedness.

(a)          The Issuer will not, and will not permit any of its Subsidiaries to, Incur any Indebtedness (including Acquired Indebtedness) if, immediately after giving effect to the Incurrence of such additional Indebtedness and the receipt and application of the proceeds therefrom, the aggregate principal amount of all outstanding Indebtedness of the Issuer and its Subsidiaries on a consolidated basis determined in conformity with GAAP is greater than 60% of Adjusted Total Assets.

(b)          The Issuer will not, and will not permit any of its Subsidiaries to, Incur any Secured Indebtedness if, immediately after giving effect to the Incurrence of such additional Secured Indebtedness and the receipt and application of the proceeds therefrom, the aggregate principal amount of all outstanding Secured Indebtedness of the Issuer and its Subsidiaries on a consolidated basis determined in conformity with GAAP is greater than 40% of Adjusted Total Assets.

(c)          The Issuer will not, and will not permit any of its Subsidiaries to, Incur any Indebtedness other than the Notes issued on the Closing Date and other Indebtedness existing on the Closing Date; provided, however, that the Issuer or any of its Subsidiaries may Incur Indebtedness if, after giving effect to the Incurrence of such Indebtedness and the receipt and application of the proceeds therefrom, the Interest Coverage Ratio of the Issuer and its Subsidiaries on a consolidated basis would be greater than 1.5 to 1.0.

(d)          Notwithstanding any other provision of this Section 4.07, the maximum amount of Indebtedness that the Issuer or any of its Subsidiaries may Incur pursuant to this Section 4.07 shall not be deemed to be exceeded, with respect to any outstanding Indebtedness, due solely to the result of fluctuations in the exchange rates of currencies.

(e)          For purposes of determining any particular amount of Indebtedness under this Section 4.07, Guarantees, Liens or obligations with respect to letters of credit supporting

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Indebtedness otherwise included in the determination of such particular amount shall not be included.

SECTION 4.08.         Maintenance of Total Unencumbered Assets.

The Issuer and its Subsidiaries will maintain Total Unencumbered Assets of not less than 150% of the aggregate outstanding principal amount of the Unsecured Indebtedness of the Issuer and its Subsidiaries on a consolidated basis.

SECTION 4.09.         Limitation on Issuances of Guarantees by Subsidiaries.

The Issuer will not permit any of its Subsidiaries, directly or indirectly, at any time after the issuance of the Notes (including following any release of a Subsidiary Guarantor from its obligations under this Indenture) to Guarantee any Indebtedness of the Issuer (that would constitute Indebtedness under clauses (1) or (2) of the definition thereof) in an amount at least equal to $50 million, unless such Subsidiary simultaneously executes and delivers a supplemental indenture to this Indenture providing for a Subsidiary Guarantee by such Subsidiary.

SECTION 4.10.         Reports to Holders.

Whether or not the Issuer is then required to file reports with the SEC, the Issuer shall file with the SEC all such reports and other information as it would be required to file with the SEC pursuant to Section 13(a) or 15(d) under the Exchange Act if it was subject thereto; provided, however, that, if filing such documents by the Issuer with the SEC is not permitted under the Exchange Act, the Issuer shall provide such documents to the Trustee and upon written request supply copies of such documents to any prospective Holder. The Issuer shall supply the Trustee and each Holder or shall supply to the Trustee for forwarding to each Holder, without cost to such Holder and at the expense of the Issuer, copies of such reports and other information.

ARTICLE Five

SUCCESSOR CORPORATION

SECTION 5.01.         Consolidation, Merger and Sale of Assets.

(a)          The Issuer will not consolidate with or merge with or into, or sell, convey, transfer, lease or otherwise dispose of all or substantially all of its property and assets (as an entirety or substantially an entirety in one transaction or a series of related transactions) to, any Person or permit any Person to merge with or into the Issuer unless:

(1)         the Issuer shall be the continuing Person, or the Person (if other than the Issuer) formed by such consolidation or into which the Issuer is merged or that acquired or leased such property and assets of the Issuer shall be a corporation, general or limited partnership, limited liability company or other entity (other than an individual) organized and validly existing under the laws of the United States of America or any state or jurisdiction thereof and shall expressly assume, by a supplemental indenture, executed

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and delivered to the Trustee, all of the obligations of the Issuer on the Notes and under this Indenture;

(2)         immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;

(3)         immediately after giving effect to such transaction on a pro forma basis the Issuer, or any Person becoming the successor obligor of the Notes, as the case may be, could Incur at least $1.00 of Indebtedness under paragraphs (a), (b) and (c) of Section 4.07; provided, however, that this clause (3) shall not apply to a consolidation or merger with or into a Wholly Owned Subsidiary with a positive net worth; provided further, however, that, in connection with any such merger or consolidation, no consideration (other than Capital Stock (other than Disqualified Stock) in the surviving Person or the Issuer) shall be issued or distributed to the holders of Capital Stock of the Issuer; and

(4)         the Issuer delivers to the Trustee an Officers’ Certificate (attaching the arithmetic computations to demonstrate compliance with clause (3) above) and an Opinion of Counsel, in each case stating that such consolidation, merger or transfer and such supplemental indenture complies with this Section 5.01 and that all conditions precedent provided for herein relating to such transaction have been complied with; provided, however, that clause (3) above does not apply if, in the good faith determination of the Board of Directors of the Issuer, whose determination shall be evidenced by a Board Resolution, the principal purpose of such transaction is to change the state of domicile of the Issuer; provided further, however, that any such transaction shall not have as one of its purposes the evasion of the foregoing limitations.

(b)          Except as provided in Section 10.04, no Subsidiary Guarantor may consolidate with or merge with or into (whether or not such Subsidiary Guarantor is the surviving Person) another Person, unless:

(1)         either such Subsidiary Guarantor shall be the continuing Person or the Person (if other than such Subsidiary Guarantor) formed by such consolidation or into which such Subsidiary Guarantor is merged shall be a corporation or other legal entity organized and validly existing under the laws of the United States of America or any state or jurisdiction thereof and shall expressly assume, by a supplemental indenture, executed and delivered to the Trustee, all of the obligations of such Subsidiary Guarantor under the Subsidiary Guarantee of such Subsidiary Guarantor and under this Indenture; and

(2)         immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing.

(c)          For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of one or more Subsidiary Guarantors, the Capital Stock of which constitutes all or substantially all of the properties and assets of the Issuer, will be deemed to be the transfer of all or substantially all of the properties and assets of the Issuer.

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(d)          Upon any such consolidation, combination or merger of the Issuer or a Subsidiary Guarantor, or any such sale, conveyance, transfer, lease or other disposition of all or substantially all of the assets of the Issuer in accordance with this Section 5.01, in which the Issuer or such Subsidiary Guarantor is not the continuing obligor under the Notes or its Subsidiary Guarantee, the surviving entity formed by such consolidation or into which the Issuer or such Subsidiary Guarantor is merged or the entity to which the sale, conveyance, transfer, lease or other disposition is made will succeed to, and be substituted for, and may exercise every right and power of, the Issuer or such Subsidiary Guarantor under this Indenture, the Notes and the Subsidiary Guarantees with the same effect as if such surviving entity had been named therein as the Issuer or such Subsidiary Guarantor and, except in the case of a lease, the Issuer or such Subsidiary Guarantor, as the case may be, will be released from the obligation to pay the principal of and interest on the Notes or in respect of its Subsidiary Guarantee, as the case may be, and all of the Issuer’s or such Subsidiary Guarantor’s other obligations and covenants under the Notes, this Indenture and its Subsidiary Guarantee, if applicable.

(e)          Notwithstanding the foregoing, any Subsidiary Guarantor may (i) consolidate with or merge with or into the Issuer or another Subsidiary Guarantor or (ii) convert into a corporation, general or limited partnership, limited liability company or trust organized under the laws of such Subsidiary Guarantor’s jurisdiction of organization or the laws of the United States of America or any state or jurisdiction thereof.

ARTICLE Six

DEFAULT AND REMEDIES

SECTION 6.01.         Events of Default.

Each of the following is an “Event of Default”:

(1)         default in the payment of principal of, or premium, if any, on any Note when they are due and payable at maturity, upon acceleration, redemption or otherwise;

(2)         default in the payment of interest on any Note when it is due and payable, and such default continues for a period of 30 days;

(3)         default in the performance or breach of the provisions of this Indenture applicable to mergers, consolidations and transfers of all or substantially all of the assets of the Issuer;

(4)         the Issuer defaults in the performance of or breaches any other covenant or agreement of the Issuer in this Indenture or under the Notes (other than a default specified in clause (1), (2) or (3) above) and such default or breach continues for the earlier of (i) 60 consecutive days and (ii) such shorter period specified for comparable defaults under any Existing Note Indenture (or under any indenture pursuant to which the Issuer or a Subsidiary Guarantor has issued any Indebtedness that refinances or refunds (x) the Indebtedness under such Existing Note Indenture or (y) such refinancing or

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refunding Indebtedness) after written notice by the Trustee or the Holders of 25% or more in aggregate principal amount of the Notes;

(5)         there occurs with respect to any issue or issues of Indebtedness of the Issuer or any Significant Subsidiary having an outstanding principal amount of $40 million or more in the aggregate for all such issues of all such Persons, whether such Indebtedness now exists or shall hereafter be created,

(i)          an event of default that has caused the Holder thereof to declare such Indebtedness to be due and payable prior to its Stated Maturity and such Indebtedness has not been discharged in full or such acceleration has not been rescinded or annulled within 30 days of such acceleration, and/or

(ii)         the failure to make a principal payment at the final (but not any interim) fixed maturity and such defaulted payment shall not have been made, waived or extended within 30 days of such payment default;

(6)         a court of competent jurisdiction enters a decree or order for:

(i)          relief in respect of the Issuer or any Significant Subsidiary in an involuntary case under any applicable Bankruptcy Law now or hereafter in effect,

(ii)         appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Issuer or any Significant Subsidiary or for all or substantially all of the property and assets of the Issuer or any Significant Subsidiary, or

(iii)        the winding up or liquidation of the affairs of the Issuer or any Significant Subsidiary and, in each case, such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or

(7)         the Issuer or any Significant Subsidiary:

(i)          commences a voluntary case under any applicable Bankruptcy Law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under such law,

(ii)         consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Issuer or such Significant Subsidiary or for all or substantially all of the property and assets of the Issuer or such Significant Subsidiary, or

(iii)        effects any general assignment for the benefit of its creditors.

SECTION 6.02.         Acceleration.

If an Event of Default (other than an Event of Default specified in clause (6) or (7) of Section 6.01 that occurs with respect to the Issuer) occurs and is continuing under this

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Indenture, the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding, by written notice to the Issuer (and to the Trustee if such notice is given by the Holders), may, and the Trustee at the request of the Holders of at least 25% in aggregate principal amount of the Notes then outstanding shall, declare the principal of, premium, if any, and accrued interest on the Notes to be immediately due and payable. Upon a declaration of acceleration, such principal of, premium, if any, and accrued interest shall be immediately due and payable. In the event of a declaration of acceleration because an Event of Default set forth in clause (5) of Section 6.01 has occurred and is continuing, such declaration of acceleration shall be automatically rescinded and annulled if the event of default triggering such Event of Default pursuant to clause (5) of Section 6.01 shall be remedied or cured by the Issuer or the relevant Significant Subsidiary or waived by the holders of the relevant Indebtedness within 60 days after the declaration of acceleration with respect thereto.

If an Event or Default specified in clause (6) or (7) of Section 6.01 occurs with respect to the Issuer, the principal of, premium, if any, and accrued interest on the Notes then outstanding shall automatically become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. The Holders of at least a majority in principal amount of the outstanding Notes, by written notice to the Issuer and to the Trustee, may waive all past defaults and rescind and annul a declaration of acceleration and its consequences if:

(x)          all existing Events of Default, other than the nonpayment of the principal of, premium, if any, and interest on the Notes that have become due solely by such declaration of acceleration, have been cured or waived;

(y)          the rescission would not conflict with any judgment or decree of a court of competent jurisdiction; and

(z)          in the event of a cure or waiver of a Default of the type set forth in Section 6.01(6) or (7), the Trustee shall have received an Officers’ Certificate and an Opinion of Counsel that such Default has been cured or waived.

No such rescission shall affect any subsequent Default or impair any right consequent thereto.

SECTION 6.03.         Other Remedies.

If a Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of, or interest on, the Notes or to enforce the performance of any provision of the Notes or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon a Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.

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SECTION 6.04.         Waiver of Past Defaults.

Subject to Sections 2.09, 6.07 and 9.02, the Holders of a majority in principal amount of the outstanding Notes (which may include consents obtained in connection with a tender offer or exchange offer of Notes) by notice to the Trustee may waive an existing Default and its consequences, except a Default in the payment of principal of, or interest on, any Note as specified in Section 6.01(1) or (2). The Issuer shall deliver to the Trustee an Officers’ Certificate stating that the requisite percentage of Holders have consented to such waiver and attaching copies of such consents. When a Default is waived, it is cured and ceases.

SECTION 6.05.         Control by Majority.

The Holders of at least a majority in aggregate principal amount of the outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee. Subject to Section 7.01, however, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that may involve the Trustee in personal liability, or that the Trustee determines in good faith may be unduly prejudicial to the rights of Holders of Notes not joining in the giving of such direction received from the Holders of Notes; provided, however, that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with any such direction received from the Holders of the Notes.

In the event the Trustee takes any action or follows any direction pursuant to this Indenture, the Trustee shall be entitled to indemnification against any loss or expense caused by taking such action or following such direction.

SECTION 6.06.         Limitation on Suits.

No Holder will have any right to institute any proceeding with respect to this Indenture or for any remedy thereunder, unless:

(1)         the Holder gives the Trustee written notice of a continuing Event of Default;

(2)         the Holders of at least 25% in aggregate principal amount of outstanding Notes make a written request to the Trustee to pursue the remedy;

(3)         such Holder or Holders offer the Trustee indemnity satisfactory to the Trustee against any costs, liability or expense;

(4)         the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

(5)         during such 60-day period, the Holders of a majority in aggregate principal amount of the outstanding Notes do not give the Trustee a direction that is inconsistent with the request.

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However, such limitations do not apply to the right of any Holder of a Note to receive payment of the principal of, premium, if any, or interest on, such Note or to bring suit for the enforcement of any such payment on or after the due date expressed in the Notes, which right shall not be impaired or affected without the consent of the Holder.

A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over such other Holder.

SECTION 6.07.         Rights of Holders To Receive Payment.

Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of and premium, if any, and interest on, a Note, on or after the respective due dates therefor, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of the Holder.

SECTION 6.08.         Collection Suit by Trustee.

If a Default in payment of principal or interest specified in Section 6.01(1) or (2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Issuer or any other obligor on the Notes for the whole amount of principal and accrued interest and fees remaining unpaid, together with interest on overdue principal and, to the extent that payment of such interest is lawful, interest on overdue installments of interest, in each case at the rate per annum borne by the Notes and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

SECTION 6.09.         Trustee May File Proofs of Claim.

The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relating to the Issuer, their creditors or their property and shall be entitled and empowered to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same, and any Custodian in any such judicial proceedings is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agent and counsel, and any other amounts due the Trustee under Section 7.07. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding. The Trustee shall be entitled to participate as a member of any official committee of creditors in the matters as it deems necessary or advisable.

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SECTION 6.10.         Priorities.

If the Trustee collects any money or property pursuant to this Article Six, it shall pay out the money or property in the following order:

First: to the Trustee for amounts due under Section 7.07;

Second: to Holders for interest accrued on the Notes, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for interest;

Third: to Holders for principal amounts due and unpaid on the Notes, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal; and

Fourth: to the Issuer or, if applicable, the Subsidiary Guarantors, as their respective interests may appear.

The Trustee, upon prior notice to the Issuer, may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10.

SECTION 6.11.         Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07, or a suit by a Holder or Holders of more than 10% in principal amount of the outstanding Notes.

ARTICLE Seven

TRUSTEE

SECTION 7.01.         Duties of Trustee.

(a)          If a Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

(b)          Except during the continuance of a Default:

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(1)         The Trustee need perform only those duties as are specifically set forth herein or in the Trust Indenture Act and no duties, covenants, responsibilities or obligations shall be implied in this Indenture against the Trustee.

(2)         In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates (including Officers’ Certificates) or opinions (including Opinions of Counsel) furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

(c)          Notwithstanding anything to the contrary herein, the Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(1)         This paragraph does not limit the effect of Section 7.01(b).

(2)         The Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

(3)         The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

(d)          No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or to take or omit to take any action under this Indenture or take any action at the request or direction of Holders if it shall have reasonable grounds for believing that repayment of such funds is not assured to it.

(e)          Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to this Section 7.01.

(f)          The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuer. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

(g)          In the absence of bad faith, negligence or willful misconduct on the part of the Trustee, the Trustee shall not be responsible for the application of any money by any Paying Agent other than the Trustee.

SECTION 7.02.         Rights of Trustee.

Subject to Section 7.01:

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(a)          The Trustee may rely conclusively on any resolution, certificate (including any Officers’ Certificate), statement, instrument, opinion (including any Opinion of Counsel), notice, request, direction, consent, order, bond, debenture, or other paper or document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

(b)          Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate and an Opinion of Counsel, which shall conform to the provisions of Section 11.05. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate or Opinion of Counsel.

(c)          The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent (other than an agent who is an employee of the Trustee) appointed with due care.

(d)          The Trustee shall not be liable for any action it takes or omits to take in good faith which it reasonably believes to be authorized or within its rights or powers under this Indenture.

(e)          The Trustee may consult with counsel of its selection and the advice or opinion of such counsel as to matters of law shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

(f)          The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity satisfactory to it against the costs, expenses and liabilities which may be incurred therein or thereby.

(g)          The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate (including any Officers’ Certificate), statement, instrument, opinion (including any Opinion of Counsel), notice, request, direction, consent, order, bond, debenture, or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled, upon reasonable notice to the Issuer, to examine the books, records, and premises of the Issuer, personally or by agent or attorney at the sole cost of the Issuer.

(h)          The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

(i)          The permissive rights of the Trustee to do things enumerated in this Indenture shall not be construed as duties.

(j)          Except with respect to Section 4.01 and 4.05, the Trustee shall have no duty to inquire as to the performance of the Issuer with respect to the covenants contained in Article Four. In addition, the Trustee shall not be deemed to have knowledge of an Event of

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Default except (i) any Default or Event of Default occurring pursuant to Sections 4.01, 6.01(1) or 6.01(2) or (ii) any Default or Event of Default known to a Responsible Officer.

(k)          The rights, privileges, protections, immunities and benefits given to the Trustee, including its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other Person employed to act hereunder.

SECTION 7.03.         Individual Rights of Trustee.

The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuer, its Subsidiaries or its respective Affiliates with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

SECTION 7.04.         Trustee’s Disclaimer.

The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Issuer’s use of the proceeds from the Notes, and it shall not be responsible for any statement of the Issuer in this Indenture or any document issued in connection with the sale of Notes or any statement in the Notes other than the Trustee’s certificate of authentication. The Trustee makes no representations with respect to the effectiveness or adequacy of this Indenture.

SECTION 7.05.         Notice of Default.

If a Default occurs and is continuing and is deemed to be known to the Trustee pursuant to Section 7.02(j), the Trustee shall mail to each Holder notice of the uncured Default within 30 days after such Default occurs. Except in the case of a Default in payment of principal of, or interest on, any Note, including an accelerated payment and the failure to make a payment on a Payment Date pursuant to a Default in complying with the provisions of Article Five, the Trustee may withhold the notice if and so long as the Board of Directors, the executive committee, or a trust committee of directors and/or Responsible Officers, of the Trustee in good faith determines that withholding the notice is in the interest of the Holders.

SECTION 7.06.         Reports by Trustee to Holders.

Within 60 days after each December 1, beginning with December 1, 2017, the Trustee shall, to the extent that any of the events described in Trust Indenture Act § 313(a) occurred within the previous twelve months, but not otherwise, mail to each Holder a brief report dated as of such date that complies with Trust Indenture Act § 313(a). The Trustee also shall comply with Trust Indenture Act §§ 313(b), 313(c) and 313(d).

A copy of each report at the time of its mailing to Holders shall be mailed to the Issuer and filed with the SEC and each securities exchange, if any, on which the Notes are listed.

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The Issuer shall notify the Trustee if the Notes become listed on any securities exchange or of any delisting thereof and the Trustee shall comply with Trust Indenture Act § 313(d).

SECTION 7.07.         Compensation and Indemnity.

The Issuer shall pay to the Trustee from time to time such compensation as the Issuer and the Trustee shall from time to time agree in writing for its services hereunder. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuer shall reimburse the Trustee upon request for all reasonable disbursements, expenses and advances (including reasonable fees and expenses of counsel) incurred or made by it in addition to the compensation for its services, except any such disbursements, expenses and advances as may be attributable to the Trustee’s negligence, bad faith or willful misconduct. Such expenses shall include the reasonable fees and expenses of the Trustee’s agents and counsel.

The Issuer shall indemnify each of the Trustee or any predecessor Trustee and its agents for, and hold them harmless against, any and all loss, damage, claims including taxes (other than taxes based upon, measured by or determined by the income of the Trustee), liability or expense incurred by them except for such actions to the extent caused by any negligence, bad faith or willful misconduct on their part, arising out of or in connection with the acceptance or administration of this trust including the reasonable costs and expenses of defending themselves against or investigating any claim or liability in connection with the exercise or performance of any of the Trustee’s rights, powers or duties hereunder. The Trustee shall notify the Issuer promptly of any claim asserted against the Trustee or any of its agents for which it may seek indemnity. The Issuer may, subject to the approval of the Trustee (which approval shall not be unreasonably withheld), defend the claim and the Trustee shall cooperate in the defense. The Trustee and its agents subject to the claim may have separate counsel and the Issuer shall pay the reasonable fees and expenses of such counsel; provided, however, that the Issuer will not be required to pay such fees and expenses if, subject to the approval of the Trustee (which approval shall not be unreasonably withheld), it assumes the Trustee’s defense and there is no conflict of interest between the Issuer and the Trustee and its agents subject to the claim in connection with such defense as reasonably determined by the Trustee. The Issuer need not pay for any settlement made without its written consent. The Issuer need not reimburse any expense or indemnify against any loss or liability to the extent incurred by the Trustee through its negligence, bad faith or willful misconduct.

To secure the Issuer’s payment obligations in this Section 7.07, the Trustee shall have a Lien prior to the Notes against all money or property held or collected by the Trustee, in its capacity as Trustee, except money or property held in trust to pay principal and interest on particular Notes.

When the Trustee incurs expenses or renders services after a Default specified in Section 6.01(6) or 6.01(7) occurs, such expenses and the compensation for such services shall be paid to the extent allowed under any Bankruptcy Law.

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Notwithstanding any other provision in this Indenture, the foregoing provisions of this Section 7.07 shall survive the satisfaction and discharge of this Indenture or the appointment of a successor Trustee.

SECTION 7.08.         Replacement of Trustee.

The Trustee may resign at any time by so notifying the Issuer in writing. The Holders of a majority in principal amount of the outstanding Notes may remove the Trustee by so notifying the Issuer and the Trustee and may appoint a successor Trustee. The Issuer may remove the Trustee if:

(1)         the Trustee fails to comply with Section 7.10;

(2)         the Trustee is adjudged a bankrupt or an insolvent;

(3)         a receiver or other public officer takes charge of the Trustee or its property; or

(4)         the Trustee becomes incapable of acting.

If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Issuer shall notify each Holder of such event and shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Issuer.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuer. Immediately after that, the retiring Trustee shall transfer, after payment of all sums then owing to the Trustee pursuant to Section 7.07, all property held by it as Trustee to the successor Trustee, subject to the Lien provided in Section 7.07, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Holder.

If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Issuer or the Holders of at least 10% in principal amount of the outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee at the expense of the Issuer.

If the Trustee fails to comply with Section 7.10, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Issuer’s obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

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SECTION 7.09.         Successor Trustee by Merger, Etc.

If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the resulting, surviving or transferee corporation without any further act shall, if such resulting, surviving or transferee corporation is otherwise eligible hereunder, be the successor Trustee; provided that such corporation shall be otherwise qualified and eligible under this Article Seven.

SECTION 7.10.         Eligibility; Disqualification.

This Indenture shall always have a Trustee who satisfies the requirement of Trust Indenture Act §§ 310(a)(1), 310(a)(2) and 310(a)(5). The Trustee shall have a combined capital and surplus of at least $150,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with Trust Indenture Act § 310(b); provided, however, that there shall be excluded from the operation of Trust Indenture Act § 310(b)(1) any indenture or indentures under which other securities, or certificates of interest or participation in other securities, of the Issuer are outstanding, if the requirements for such exclusion set forth in Trust Indenture Act § 310(b)(1) are met. The provisions of Trust Indenture Act § 310 shall apply to the Issuer and any other obligor of the Notes.

SECTION 7.11.         Preferential Collection of Claims Against the Issuer.

The Trustee, in its capacity as Trustee hereunder, shall comply with Trust Indenture Act § 311(a), excluding any creditor relationship listed in Trust Indenture Act § 311(b). A Trustee who has resigned or been removed shall be subject to Trust Indenture Act § 311(a) to the extent indicated.

ARTICLE Eight

DISCHARGE OF INDENTURE; DEFEASANCE

SECTION 8.01.         Termination of the Issuer’s Obligations.

The Issuer may terminate its obligations under the Notes and this Indenture and the obligations of the Subsidiary Guarantors under the Subsidiary Guarantees and this Indenture and this Indenture shall cease to be of further effect, except those obligations referred to in the penultimate paragraph of this Section 8.01, if:

(1)         either

(A)         all the Notes theretofore authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from such trust) have been delivered to the Trustee for cancellation; or

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(B)         all Notes not theretofore delivered to the Trustee for cancellation (1) have become due and payable or (2) will become due and payable within one year, or are to be called for redemption within one year, under arrangements reasonably satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuer, and the Issuer has irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire Indebtedness on the Notes not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, and interest on the Notes to the date of maturity or redemption, as the case may be, together with irrevocable instructions from the Issuer directing the Trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be; provided that with respect to any redemption that requires the payment of the Applicable Premium (as defined in the form of Note in Exhibit A), the amount deposited shall be sufficient for purposes of this paragraph to the extent that an amount is deposited with the Trustee equal to the Applicable Premium calculated as of the date of the notice of redemption, with any deficit as of the date of the redemption only required to be deposited with the Trustee on or prior to the date of the redemption;

(2)         the Issuer has paid all sums payable by the Issuer under this Indenture, and

(3)         the Issuer has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel stating that all conditions precedent under this Indenture relating to the satisfaction and discharge of this Indenture have been complied with.

In the case of clause (B) of this Section 8.01, and subject to the next sentence and notwithstanding the foregoing paragraph, the Issuer’s obligations in Sections 2.05, 2.06, 2.07, 2.08, 4.01, 4.02, 4.03 (as to legal existence of the Issuer only), 7.07, 8.05 and 8.06 shall survive until the Notes are no longer outstanding pursuant to the last paragraph of Section 2.08. After the Notes are no longer outstanding, the Issuer’s obligations in Sections 7.07, 8.05 and 8.06 shall survive.

After such delivery or irrevocable deposit, the Trustee upon request shall acknowledge in writing the discharge of the Issuer’s obligations under the Notes and this Indenture except for those surviving obligations specified above.

SECTION 8.02.         Legal Defeasance and Covenant Defeasance.

(a)          The Issuer may, at its option and at any time, elect to have either paragraph (b) or (c) below applied to all outstanding Notes upon compliance with the conditions set forth in Section 8.03.

(b)          Upon the Issuer’s exercise under Section 8.02(a) hereof of the option applicable to this Section 8.02(b), the Issuer and the Subsidiary Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.03, be deemed to have been discharged from their obligations with respect to all outstanding Notes on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”). For this purpose, Legal Defeasance means that

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the Issuer and the Subsidiary Guarantors shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes and Subsidiary Guarantees, which shall thereafter be deemed to be “outstanding” only for the purposes of Section 8.04 hereof and the other Sections of this Indenture referred to in (i) and (ii) below, and to have satisfied all its other obligations under such Notes and this Indenture and the Subsidiary Guarantors shall be deemed to have satisfied all of their obligations under the Subsidiary Guarantees and this Indenture (and the Trustee, on demand of and at the expense of the Issuer, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder:

(i)          the rights of Holders of outstanding Notes to receive, solely from the trust fund described in Section 8.04, and as more fully set forth in such Section 8.04, payments in respect of the principal of, premium, if any, and interest on such Notes when such payments are due;

(ii)         the Issuer’s obligations with respect to such Notes under Article Two and Section 4.02 hereof;

(iii)        the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Issuer’s obligations in connection therewith; and

(iv)        the provisions of this Article Eight applicable to Legal Defeasance.

Subject to compliance with this Article Eight, the Issuer may exercise its option under this Section 8.02(b) notwithstanding the prior exercise of its option under Section 8.02(c).

(c)          Upon the Issuer’s exercise under paragraph (a) hereof of the option applicable to this paragraph (c), the Issuer and the Subsidiary Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.03, be released from their respective obligations under the covenants contained in Sections 4.03 (other than with respect to the legal existence of the Issuer), 4.04, 4.07, 4.08, 4.09 and 4.10 and clause (3) of Section 5.01(a) with respect to the outstanding Notes on and after the date the conditions set forth in Section 8.03 are satisfied (hereinafter, “Covenant Defeasance”), and the Notes shall thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Issuer and the Subsidiary Guarantors may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute an Event of Default under Section 6.01, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. In addition, upon the Issuer’s exercise under paragraph (a) hereof of the option applicable to this paragraph (c), subject to the satisfaction of the conditions set forth in Section 8.03, clauses (3), (4), and (5) of Section 6.01 shall not constitute Events of Default.

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SECTION 8.03.         Conditions to Legal Defeasance or Covenant Defeasance.

The following shall be the conditions to the application of either Section 8.02(b) or 8.02(c) hereof to the outstanding Notes:

(1)         the Issuer must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, U.S. Legal Tender, U.S. Government Obligations or a combination thereof, in such amounts as will be sufficient (without reinvestment), in the opinion of a nationally recognized firm of independent public accountants selected by the Issuer, to pay the principal of and interest and premium, if any, on the Notes on the stated date for payment or on the redemption date Notes;

(2)         in the case of Legal Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel in the United States confirming that:

(a)          the Issuer has received from, or there has been published by the Internal Revenue Service, a ruling, or

(b)          since the date of this Indenture, there has been a change in the applicable U.S. federal income tax law,

in either case to the effect that, and based thereon the Holders will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3)         in the case of Covenant Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that the Holders will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4)         no Default shall have occurred and be continuing on the date of such deposit (other than a Default resulting from the borrowing of funds to be applied to such deposit);

(5)         the Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a Default under this Indenture or a default under any other material agreement or instrument to which the Issuer or any of its Subsidiaries is a party or by which the Issuer or any of its Subsidiaries is bound (other than any such Default or default resulting solely from the borrowing of funds to be applied to such deposit);

(6)         the Issuer shall have delivered to the Trustee an Officers’ Certificate stating that the deposit was not made by it with the intent of preferring the Holders over any other creditors of the Issuer or with the intent of defeating, hindering, delaying or defrauding any other of its creditors; and

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(7)         the Issuer shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that the conditions provided for in, in the case of the Officers’ Certificate, clauses (1) through (6), as applicable, and, in the case of the Opinion of Counsel, clauses (2), if applicable, and/or (3) and (5) of this Section 8.03 have been complied with.

SECTION 8.04.         Application of Trust Money.

The Trustee or Paying Agent shall hold in trust U.S. Legal Tender and U.S. Government Obligations deposited with it pursuant to this Article Eight, and shall apply the deposited U.S. Legal Tender and the money from U.S. Government Obligations in accordance with this Indenture to the payment of the principal of and the interest on the Notes. The Trustee shall be under no obligation to invest said U.S. Legal Tender and U.S. Government Obligations, except as it may agree with the Issuer.

The Issuer shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Legal Tender and U.S. Government Obligations deposited pursuant to Section 8.03 or the principal and interest received in respect thereof, other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

Anything in this Article Eight to the contrary notwithstanding, the Trustee shall deliver or pay to the Issuer from time to time upon the Issuer’s request any U.S. Legal Tender and U.S. Government Obligations held by it as provided in Section 8.03 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

SECTION 8.05.         Repayment to the Issuer.

The Trustee and the Paying Agent shall pay to the Issuer upon request any money held by them for the payment of principal or interest that remains unclaimed for two years; provided, however, that the Trustee or such Paying Agent, before being required to make any payment, may at the expense of the Issuer cause to be published once in a newspaper of general circulation in the City of New York or mail to each Holder entitled to such money notice that such money remains unclaimed and that after a date specified therein which shall be at least 30 days from the date of such publication or mailing any unclaimed balance of such money then remaining will be repaid to the Issuer. After payment to the Issuer, Holders entitled to such money must look to the Issuer for payment as general creditors unless an applicable law designates another Person.

SECTION 8.06.         Reinstatement.

If the Trustee or Paying Agent is unable to apply any U.S. Legal Tender and U.S. Government Obligations in accordance with this Article Eight by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, or if the funds deposited with the Trustee to effect Covenant Defeasance are insufficient to pay the principal of, and interest on, the Notes

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when due, the Issuer’s obligations under this Indenture, and the Notes and the Subsidiary Guarantees shall be revived and reinstated as though no deposit had occurred pursuant to this Article Eight until such time as the Trustee or Paying Agent is permitted to apply all such U.S. Legal Tender and U.S. Government Obligations in accordance with this Article Eight; provided that if the Issuer has made any payment of interest on, or principal of, any Notes because of the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Holders of such Notes to receive such payment from the U.S. Legal Tender and U.S. Government Obligations held by the Trustee or Paying Agent.

ARTICLE Nine

AMENDMENTS, SUPPLEMENTS AND WAIVERS

SECTION 9.01.         Without Consent of Holders.

(a)          The Issuer, the Subsidiary Guarantors and the Trustee, together, may amend or supplement this Indenture, the Notes or the Subsidiary Guarantees without notice to or consent of any Holder:

(1)         to cure any ambiguity, defect or inconsistency in this Indenture, the Notes or the Subsidiary Guarantees;

(2)         to provide for uncertificated Notes in addition to or in place of certificated Notes;

(3)         to provide for the assumption of the Issuer’s or a Subsidiary Guarantor’s obligations to the Holders of the Notes in the case of a merger, consolidation or sale of all or substantially all of the assets, in accordance with Article Five;

(4)         to add any additional Subsidiary Guarantee by any additional Subsidiary Guarantor (which supplemental indenture need not be executed by existing Subsidiary Guarantors);

(5)         to release any Subsidiary Guarantor from any of its obligations under its Subsidiary Guarantee or this Indenture (to the extent permitted by this Indenture);

(6)         to make any change that would not materially adversely affect the rights of any Holder;

(7)         to make any change to conform this Indenture, the Notes or the Subsidiary Guarantees to the "Description of notes" section of the Prospectus Supplement of the Issuer relating to the Notes dated March 28, 2017;

(8)         to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the Trust Indenture Act; or

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(9)         to evidence and provide for the acceptance of an appointment by a successor trustee;

provided, however, that the Issuer has delivered to the Trustee an Opinion of Counsel and an Officers’ Certificate, each stating that such amendment or supplement complies with the provisions of this Section 9.01.

SECTION 9.02.         With Consent of Holders.

(a)          Subject to Section 6.07, the Issuer, the Subsidiary Guarantors and the Trustee, together, with the written consent of the Holder or Holders of a majority in aggregate principal amount of the outstanding Notes may amend or supplement this Indenture, the Notes or the Subsidiary Guarantees, without notice to any other Holders. Subject to Sections 6.07, the Holder or Holders of a majority in aggregate principal amount of the outstanding Notes may waive compliance with any provision of this Indenture, the Notes or the Subsidiary Guarantees without notice to any other Holders.

(b)          Notwithstanding Section 9.02(a), without the consent of each Holder affected, no amendment or waiver may:

(1)         change the Stated Maturity of the principal of, or any installment of interest on, any Note;

(2)         reduce the principal amount of, or premium, if any, or interest on, any Note;

(3)         change the place of payment of principal of, or premium, if any, or interest on, any Note;

(4)         impair the right to institute suit for the enforcement of any payment on or after the Stated Maturity (or, in the case of a redemption, on or after the Redemption Date) of any Note;

(5)         reduce the above-stated percentages of outstanding Notes the consent of whose Holders is necessary to modify or amend this Indenture;

(6)         waive a default in the payment of principal of, premium, if any, or interest on the Notes;

(7)         voluntarily release a Subsidiary Guarantor of the Notes, except as permitted by this Indenture;

(8)         reduce the percentage or aggregate principal amount of outstanding Notes the consent of whose Holders is necessary for waiver of compliance with Sections 6.02 and 6.04; or

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(9)         modify or change any provisions of this Indenture affecting the ranking of the Notes or the Subsidiary Guarantees in any manner adverse to the Holders of the Notes.

(c)          It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment, supplement or waiver but it shall be sufficient if such consent approves the substance thereof.

(d)          A consent to any amendment, supplement or waiver under this Indenture by any Holder given in connection with an exchange (in the case of an exchange offer) or a tender (in the case of a tender offer) of such Holder’s Notes will not be rendered invalid by such tender or exchange.

(e)          After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Issuer shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Issuer to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, supplement or waiver.

SECTION 9.03.         Compliance with the Trust Indenture Act.

From the date on which this Indenture is qualified under the Trust Indenture Act, every amendment, waiver or supplement of this Indenture, the Notes or the Subsidiary Guarantees shall comply with the Trust Indenture Act as then in effect.

SECTION 9.04.         Revocation and Effect of Consents.

Until an amendment, waiver or supplement becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note. However, any such Holder or subsequent Holder may revoke the consent as to his Note or portion of his Note by notice to the Trustee or the Issuer received before the date on which the Trustee receives an Officers’ Certificate certifying that the Holders of the requisite principal amount of Notes have consented (and not theretofore revoked such consent) to the amendment, supplement or waiver.

The Issuer may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver, which record date shall be at least 30 days prior to the first solicitation of such consent. If a record date is fixed, then notwithstanding the last sentence of the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date. The Issuer shall inform the Trustee in writing of the fixed record date if applicable.

After an amendment, supplement or waiver becomes effective, it shall bind every Holder, unless it makes a change described in any of clauses (1) through (8) of Section 9.02(b),

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in which case, the amendment, supplement or waiver shall bind only each Holder of a Note who has consented to it and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note; provided, however, that any such waiver shall not impair or affect the right of any Holder to receive payment of principal of, and interest on, a Note, on or after the respective due dates therefor, or to bring suit for the enforcement of any such payment on or after such respective dates without the consent of such Holder.

SECTION 9.05.         Notation on or Exchange of Notes.

If an amendment, supplement or waiver changes the terms of a Note, the Issuer may require the Holder of the Note to deliver it to the Trustee. The Issuer shall provide the Trustee with an appropriate notation on the Note about the changed terms and cause the Trustee to return it to the Holder at the Issuer’s expense. Alternatively, if the Issuer or the Trustee so determines, the Issuer in exchange for the Note shall issue, and the Trustee shall authenticate, a new Note that reflects the changed terms. Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

SECTION 9.06.         Trustee To Sign Amendments, Etc.

The Trustee shall execute any amendment, supplement or waiver authorized pursuant to this Article Nine; provided, however, that the Trustee may, but shall not be obligated to, execute any such amendment, supplement or waiver which affects the Trustee’s own rights, duties or immunities under this Indenture. The Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel and an Officers’ Certificate each stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article Nine is authorized or permitted by this Indenture and constitutes legal, valid and binding obligations of the Issuer enforceable in accordance with its terms. Such Opinion of Counsel shall be at the expense of the Issuer.

ARTICLE Ten

SUBSIDIARY GUARANTEE

SECTION 10.01.         Guarantee.

Subject to this Article Ten, each of the Subsidiary Guarantors hereby, jointly and severally, unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Issuer hereunder or thereunder, that: (a) the principal of and interest on the Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, if lawful, and all other obligations of the Issuer to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Failing payment when due of any

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amount so guaranteed or any performance so guaranteed for whatever reason, the Subsidiary Guarantors shall be jointly and severally obligated to pay the same immediately. Each Subsidiary Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

The Subsidiary Guarantors hereby agree that their obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Issuer, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each Subsidiary Guarantor hereby waives, to the extent permitted by applicable law, diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Issuer, any right to require a proceeding first against the Issuer, protest, notice and all demands whatsoever and covenant that this Note Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes and this Indenture.

If any Holder or the Trustee is required by any court or otherwise to return to the Issuer, the Subsidiary Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either the Issuer or the Subsidiary Guarantors, any amount paid by either to the Trustee or such Holder, this Subsidiary Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

Each Subsidiary Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Subsidiary Guarantor further agrees that, as between the Subsidiary Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article Six hereof for the purposes of this Subsidiary Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in Article Six hereof, such obligations (whether or not due and payable) shall forthwith become due and payable by the Subsidiary Guarantors for the purpose of this Subsidiary Guarantee.

SECTION 10.02.         Limitation on Subsidiary Guarantor Liability.

Each Subsidiary Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Subsidiary Guarantee of such Subsidiary Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Subsidiary Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Subsidiary Guarantors hereby irrevocably agree that the obligations of such Subsidiary Guarantor will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Subsidiary Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the obligations of such other Subsidiary Guarantor under this Article Ten,

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result in the obligations of such Subsidiary Guarantor under its Subsidiary Guarantee not constituting a fraudulent transfer or conveyance. Each Subsidiary Guarantor that makes a payment for distribution under its Subsidiary Guarantee is entitled to a contribution from each other Subsidiary Guarantor in a pro rata amount based on the adjusted net assets of each Subsidiary Guarantor.

SECTION 10.03.         Execution and Delivery of Subsidiary Guarantee.

To evidence its Subsidiary Guarantee set forth in Section 10.01, each Subsidiary Guarantor hereby agrees that a notation of such Subsidiary Guarantee substantially in the form included in Exhibit C shall be endorsed by an Officer of such Subsidiary Guarantor on each Note authenticated and delivered by the Trustee and that this Indenture shall be executed on behalf of such Subsidiary Guarantor by an Officer.

Each Subsidiary Guarantor hereby agrees that its Subsidiary Guarantee set forth in Section 10.01 shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Subsidiary Guarantee.

If an Officer whose signature is on this Indenture or on the Subsidiary Guarantee no longer holds that office at the time the Trustee authenticates the Note on which a Subsidiary Guarantee is endorsed, the Subsidiary Guarantee shall be valid nevertheless.

The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Subsidiary Guarantee set forth in this Indenture on behalf of the Subsidiary Guarantors.

SECTION 10.04.         Release of a Subsidiary Guarantor.

A Subsidiary Guarantor shall be automatically and unconditionally released from its obligations under its Note Guarantee and its obligations under this Indenture:

(1)         upon any sale, exchange or transfer to a Person not an Affiliate of the Issuer of all of the Capital Stock held by the Issuer and its Subsidiaries in, or all or substantially all of the assets of, such Subsidiary Guarantor;

(2)         upon the liquidation or dissolution of such Subsidiary Guarantor; provided that no Default or Event of Default shall occur as a result thereof;

(3)         if the Issuer exercises its Legal Defeasance option under Section 8.02(b) or its Covenant Defeasance option under Section 8.02(c), or if the Issuer’s obligations under this Indenture are discharged in accordance with Section 8.01; or

(4)         if a Subsidiary Guarantor ceases to guarantee the obligations of the Issuer under any such Indebtedness of the Issuer that would constitute Indebtedness under clauses (1) or (2) under the definition thereof in an amount at least equal to $50 million;

provided, however, that in the case of clauses (1) and (2) above, (x) such sale or other disposition is made to a Person other than the Issuer or any of its Subsidiaries and (y) such sale or

50

disposition is otherwise permitted by this Indenture. Upon any such occurrence specified in this Section 10.04, at the Issuer’s request, and upon delivery to the Trustee of an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent under the Indenture relating to such release have been complied with, the Trustee shall execute any documents reasonably requested by the Issuer evidencing such release. A Person that has been released pursuant to this Section 10.04 shall cease to be a Subsidiary Guarantor for all purposes under this Indenture from and after the date of such release unless and until such Person again becomes a Subsidiary Guarantor pursuant to Section 4.09.

Nothing contained in this Indenture or in any of the Notes shall prevent any consolidation or merger of a Subsidiary Guarantor with or into the Issuer (in which case such Subsidiary Guarantor shall no longer be a Subsidiary Guarantor) or another Subsidiary Guarantor or shall prevent any sale or conveyance of the property of a Subsidiary Guarantor as an entirety or substantially as an entirety to the Issuer or another Subsidiary Guarantor.

ARTICLE Eleven

MISCELLANEOUS

SECTION 11.01.         Trust Indenture Act Controls.

If any provision of this Indenture limits, qualifies, or conflicts with another provision which is required or deemed to be included in this Indenture by the Trust Indenture Act, such required or deemed provision shall control.

SECTION 11.02.         Notices.

Any notices or other communications required or permitted hereunder shall be in writing, and shall be sufficiently given if made by hand delivery, by telex, by nationally recognized overnight courier service, by telecopier or registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

if to the Issuer or a Subsidiary Guarantor:

c/o Omega Healthcare Investors, Inc.

303 International Circle, Suite 200

Hunt Valley, Maryland  21030

Attention: Robert O. Stephenson

Telephone:	(410) 427-1700
Facsimile:	(410) 427-8800

51

with a copy to:

Bryan Cave LLP

One Atlantic Center

Fourteenth Floor

1201 W. Peachtree Street, NW

Atlanta, Georgia  30309-3471

Attention:  Eliot Robinson

Telephone:	(404) 572-6600
Facsimile:	(404) 572-6999

if to the Trustee:

U.S. Bank National Association

Two Midtown Plaza

1349 W. Peachtree Street, NW., Suite 1050

EX-GA-ATPT

Atlanta, Georgia 30309

Attention: Corporate Trust Department

Telephone:	(404) 965 - 7218
Facsimile:	(404) 365 - 7946

Each of the Issuer and the Trustee by written notice to each other such Person may designate additional or different addresses for notices to such Person. Any notice or communication to the Issuer and the Trustee, shall be deemed to have been given or made as of the date so delivered if personally delivered; when replied to; when receipt is acknowledged, if telecopied; five (5) calendar days after mailing if sent by registered or certified mail, postage prepaid (except that a notice of change of address shall not be deemed to have been given until actually received by the addressee); and next Business Day if by nationally recognized overnight courier service.

Any notice or communication mailed to a Holder shall be mailed to him by first class mail or other equivalent means at his address as it appears on the registration books of the Registrar and shall be sufficiently given to him if so mailed within the time prescribed.

Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

SECTION 11.03.         Communications by Holders with Other Holders.

Holders may communicate pursuant to Trust Indenture Act § 312(b) with other Holders with respect to their rights under this Indenture, the Notes or the Subsidiary Guarantees. The Issuer, the Trustee, the Registrar and any other Person shall have the protection of Trust Indenture Act § 312(c).

52

SECTION 11.04.         Certificate and Opinion as to Conditions Precedent.

Upon any request or application by the Issuer to the Trustee to take any action under this Indenture, the Issuer shall furnish to the Trustee at the request of the Trustee:

(1)         an Officers’ Certificate, in form and substance satisfactory to the Trustee, stating that, in the opinion of the signers, all conditions precedent to be performed or effected by the Issuer, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(2)         an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

SECTION 11.05.         Statements Required in Certificate or Opinion.

Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture, other than the Officers’ Certificate required by Section 4.05, shall include:

(1)         a statement that the Person making such certificate or opinion has read such covenant or condition;

(2)         a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3)         a statement that, in the opinion of such Person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with or satisfied; and

(4)         a statement as to whether or not, in the opinion of each such Person, such condition or covenant has been complied with; provided, however, that with respect to matters of fact, an Opinion of Counsel may rely on an Officers’ Certificate or certificates of public officials.

SECTION 11.06.         Rules by Paying Agent or Registrar.

The Paying Agent or Registrar may make reasonable rules and set reasonable requirements for their functions.

SECTION 11.07.         Legal Holidays.

If a payment date is not a Business Day, payment may be made on the next succeeding day that is a Business Day.

53

SECTION 11.08.         Governing Law.

This Indenture, the Notes and the Subsidiary Guarantees will be governed by and construed in accordance with the laws of the State of New York.

SECTION 11.09.         No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret another indenture, loan or debt agreement of any of the Issuer or any of its Subsidiaries. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 11.10.         No Recourse Against Others.

No director, officer, employee, incorporator, stockholder, member or manager or controlling person of the Issuer or any Subsidiary Guarantor shall have any liability for any obligations of the Issuer under the Notes or this Indenture or of any Subsidiary Guarantor under its Subsidiary Guarantee or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. Such waiver and release are part of the consideration for issuance of the Notes.

SECTION 11.11.         Successors.

All agreements of the Issuer and the Subsidiary Guarantors in this Indenture, the Notes and the Note Guarantees shall bind their respective successors. All agreements of the Trustee in this Indenture shall bind its successor.

SECTION 11.12.         Duplicate Originals.

All parties may sign any number of copies of this Indenture. Each signed copy or counterpart shall be an original, but all of them together shall represent the same agreement.

SECTION 11.13.         Severability.

To the extent permitted by applicable law, in case any one or more of the provisions in this Indenture, in the Notes or in the Subsidiary Guarantees shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

54

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed all as of the date written above.

OMEGA HEALTHCARE INVESTORS, INC.,
as Issuer

By:	/s/ Robert O Stephenson
Name: Robert O. Stephenson
Title: Chief Financial Officer, Treasurer and Assistant Secretary

[Signature Page to Indenture]

OHI HEALTHCARE PROPERTIES LIMITED PARTNERSHIP, as a Subsidiary Guarantor

By:	OHI Healthcare Properties Holdco, Inc., as its Primary General Partner

	By:	/s/ Robert O Stephenson
Name: Robert O. Stephenson
Title: Chief Financial Officer, Treasurer and Assistant Secretary

[Signature Page to Indenture]

11900 EAST ARTESIA BOULEVARD, LLC
1200 ELY STREET HOLDINGS CO. LLC
13922 CERISE AVENUE, LLC
1628 B STREET, LLC
2400 PARKSIDE DRIVE, LLC
2425 TELLER AVENUE, LLC
245 EAST WILSHIRE AVENUE, LLC
3232 ARTESIA REAL ESTATE, LLC
3806 CLAYTON ROAD, LLC
42235 COUNTY ROAD HOLDINGS CO. LLC
446 SYCAMORE ROAD, L.L.C.
48 HIGH POINT ROAD, LLC
523 HAYES LANE, LLC
637 EAST ROMIE LANE, LLC
ALAMOGORDO AVIV, L.L.C.
ALBANY STREET PROPERTY, L.L.C.
ARIZONA LESSOR - INFINIA, LLC
ARKANSAS AVIV, L.L.C.
ARMA YATES, L.L.C.
AVERY STREET PROPERTY, L.L.C
AVIV ASSET MANAGEMENT, L.L.C.
AVIV FINANCING I, L.L.C.
AVIV FINANCING II, L.L.C.
AVIV FINANCING III, L.L.C.
AVIV FINANCING IV, L.L.C.
AVIV FINANCING V, L.L.C.
AVIV FOOTHILLS, L.L.C.
AVIV HEALTHCARE PROPERTIES OPERATING PARTNERSHIP I, L.P.
AVIV LIBERTY, L.L.C.
AVON OHIO, L.L.C.
BALA CYNWYD REAL ESTATE, LP
BAYSIDE COLORADO HEALTHCARE ASSOCIATES, LLC
BAYSIDE STREET II, LLC
BAYSIDE STREET, LLC
BELLEVILLE ILLINOIS, L.L.C.

as Subsidiary Guarantors

By:	/s/ Robert O Stephenson
Name: Robert O. Stephenson
Title: Chief Financial Officer, Treasurer and Assistant Secretary

[Signature Page to Indenture]

BELLINGHAM II ASSOCIATES, L.L.C.
BETHEL ALF PROPERTY, L.L.C.
BHG AVIV, L.L.C.
BIGLERVILLE ROAD, L.L.C.
BONHAM TEXAS, L.L.C.
BRADENTON ALF PROPERTY, L.L.C.
BURTON NH PROPERTY, L.L.C.
CALIFORNIA AVIV TWO, L.L.C.
CALIFORNIA AVIV, L.L.C.
CAMAS ASSOCIATES, L.L.C.
CANTON HEALTH CARE LAND, LLC
CARNEGIE GARDENS LLC
CASA/SIERRA CALIFORNIA ASSOCIATES, L.L.C.
CFG 2115 WOODSTOCK PLACE LLC
CHAMPAIGN WILLIAMSON FRANKLIN, L.L.C.
CHARDON OHIO PROPERTY HOLDINGS, L.L.C.
CHARDON OHIO PROPERTY, L.L.C.
CHATHAM AVIV, L.L.C.
CHIPPEWA VALLEY, L.L.C.
CHR BARTOW LLC
CHR BOCA RATON LLC
CHR BRADENTON LLC
CHR CAPE CORAL LLC
CHR FORT MYERS LLC
CHR FORT WALTON BEACH LLC
CHR LAKE WALES LLC
CHR LAKELAND LLC
CHR POMPANO BEACH BROWARD LLC
CHR POMPANO BEACH LLC
CHR SANFORD LLC
CHR SPRING HILL LLC
CHR ST. PETE BAY LLC
CHR ST. PETE EGRET LLC
CHR TAMPA CARROLLWOOD LLC

as Subsidiary Guarantors

By:	/s/ Robert O Stephenson
Name: Robert O. Stephenson
Title: Chief Financial Officer, Treasurer and Assistant Secretary

[Signature Page to Indenture]

CHR TAMPA LLC
CHR TARPON SPRINGS LLC
CHR TITUSVILLE LLC
CLARKSTON CARE, L.L.C.
CLAYTON ASSOCIATES, L.L.C.
COLONIAL GARDENS, LLC
COLONIAL MADISON ASSOCIATES, L.L.C.
COLORADO LESSOR - CONIFER, LLC
COLUMBUS TEXAS AVIV, L.L.C.
COLUMBUS WESTERN AVENUE, L.L.C.
COLVILLE WASHINGTON PROPERTY, L.L.C.
COMMERCE NURSING HOMES, L.L.C.
COMMERCE STERLING HART DRIVE, L.L.C.
CONROE RIGBY OWEN ROAD, L.L.C.
CR AVIV, L.L.C.
CRETE PLUS FIVE PROPERTY, L.L.C.
CROOKED RIVER ROAD, L.L.C.
CSE ALBANY LLC
CSE AMARILLO LLC
CSE ARDEN L.P.
CSE AUGUSTA LLC
CSE BEDFORD LLC
CSE BLOUNTVILLE LLC
CSE BOLIVAR LLC
CSE CAMBRIDGE LLC
CSE CAMBRIDGE REALTY LLC
CSE CAMDEN LLC
CSE CANTON LLC
CSE CASABLANCA HOLDINGS II LLC
CSE CASABLANCA HOLDINGS LLC
CSE CEDAR RAPIDS LLC
CSE CENTENNIAL VILLAGE, LP
CSE CHELMSFORD LLC
CSE CHESTERTON LLC
CSE CLAREMONT LLC
CSE CORPUS NORTH LLC
CSE DENVER ILIFF LLC
CSE DENVER LLC
CSE DOUGLAS LLC

as Subsidiary Guarantors

By:	/s/ Robert O Stephenson
Name: Robert O. Stephenson
Title: Chief Financial Officer, Treasurer and Assistant Secretary

[Signature Page to Indenture]

CSE ELKTON LLC
CSE ELKTON REALTY LLC
CSE FAIRHAVEN LLC
CSE FORT WAYNE LLC
CSE FRANKSTON LLC
CSE GEORGETOWN LLC
CSE GREEN BAY LLC
CSE HILLIARD LLC
CSE HUNTINGDON LLC
CSE HUNTSVILLE LLC
CSE INDIANAPOLIS-CONTINENTAL LLC
CSE INDIANAPOLIS-GREENBRIAR LLC
CSE JACINTO CITY LLC
CSE JEFFERSON CITY LLC
CSE JEFFERSONVILLE-HILLCREST CENTER LLC
CSE JEFFERSONVILLE-JENNINGS HOUSE LLC
CSE KERRVILLE LLC
CSE KING L.P.
CSE KINGSPORT LLC
CSE KNIGHTDALE L.P.
CSE LAKE CITY LLC
CSE LAKE WORTH LLC
CSE LAKEWOOD LLC
CSE LAS VEGAS LLC
CSE LAWRENCEBURG LLC
CSE LENOIR L.P.
CSE LEXINGTON PARK LLC
CSE LEXINGTON PARK REALTY LLC
CSE LIGONIER LLC
CSE LIVE OAK LLC
CSE LOWELL LLC
CSE MARIANNA HOLDINGS LLC
CSE MEMPHIS LLC
CSE MOBILE LLC
CSE MOORE LLC
CSE NORTH CAROLINA HOLDINGS I LLC

as Subsidiary Guarantors

By:	/s/ Robert O Stephenson
Name: Robert O. Stephenson
Title: Chief Financial Officer, Treasurer and Assistant Secretary

[Signature Page to Indenture]

CSE NORTH CAROLINA HOLDINGS II LLC
CSE OMRO LLC
CSE ORANGE PARK LLC
CSE ORLANDO-PINAR TERRACE MANOR LLC
CSE ORLANDO-TERRA VISTA REHAB LLC
CSE PENNSYLVANIA HOLDINGS, LP
CSE PIGGOTT LLC
CSE PILOT POINT LLC
CSE PINE VIEW LLC
CSE PONCA CITY LLC
CSE PORT ST. LUCIE LLC
CSE RICHMOND LLC
CSE RIPLEY LLC
CSE RIPON LLC
CSE SAFFORD LLC
CSE SALINA LLC
CSE SEMINOLE LLC
CSE SHAWNEE LLC
CSE SPRING BRANCH LLC
CSE STILLWATER LLC
CSE TAYLORSVILLE LLC
CSE TEXARKANA LLC
CSE TEXAS CITY LLC
CSE THE VILLAGE LLC
CSE UPLAND LLC
CSE WALNUT COVE L.P.
CSE WEST POINT LLC
CSE WHITEHOUSE LLC
CSE WILLIAMSPORT LLC
CSE WINTER HAVEN LLC
CSE WOODFIN L.P.
CSE YORKTOWN LLC
CUYAHOGA FALLS PROPERTY, L.L.C.
CUYAHOGA FALLS PROPERTY II, L.L.C.
DALLAS TWO PROPERTY, L.L.C.
DANBURY ALF PROPERTY, L.L.C.
DARIEN ALF PROPERTY, L.L.C.

as Subsidiary Guarantors

By:	/s/ Robert O Stephenson
Name: Robert O. Stephenson
Title: Chief Financial Officer, Treasurer and Assistant Secretary

[Signature Page to Indenture]

DELTA INVESTORS I, LLC
DELTA INVESTORS II, LLC
DENISON TEXAS, L.L.C.
DESERT LANE LLC
DIXIE WHITE HOUSE NURSING HOME, LLC
DIXON HEALTH CARE CENTER, LLC
EAST ROLLINS STREET, L.L.C.
EDGEWOOD DRIVE PROPERTY, L.L.C.
EFFINGHAM ASSOCIATES, L.L.C.
ELITE MATTOON, L.L.C.
ELITE YORKVILLE, L.L.C.
ENCANTO SENIOR CARE, LLC
FALCON FOUR PROPERTY HOLDING, L.L.C.
FALCON FOUR PROPERTY, L.L.C.
FALFURRIAS TEXAS, L.L.C.
FLORIDA ALF PROPERTIES, L.L.C.
FLORIDA FOUR PROPERTIES, L.L.C.
FLORIDA LESSOR – MEADOWVIEW, LLC
FLORIDA REAL ESTATE COMPANY, LLC
FORT STOCKTON PROPERTY, L.L.C.
FOUR FOUNTAINS AVIV, L.L.C.
FREDERICKSBURG SOUTH ADAMS STREET, L.L.C.
FREEWATER OREGON, L.L.C.
FULLERTON CALIFORNIA, L.L.C.
G&L GARDENS, LLC
GARDNERVILLE PROPERTY, L.L.C.
GEORGIA LESSOR - BONTERRA/PARKVIEW, LLC
GERMANTOWN PROPERTY, L.L.C.
GILTEX CARE, L.L.C.
GLENDALE NH PROPERTY, L.L.C.
GOLDEN HILL REAL ESTATE COMPANY, LLC
GONZALES TEXAS PROPERTY, L.L.C.
GREAT BEND PROPERTY, L.L.C.
GREENBOUGH, LLC
GREENVILLE KENTUCKY PROPERTY, L.L.C.
HERITAGE MONTEREY ASSOCIATES, L.L.C.

as Subsidiary Guarantors

By:	/s/ Robert O Stephenson
Name: Robert O. Stephenson
Title: Chief Financial Officer, Treasurer and Assistant Secretary

[Signature Page to Indenture]

HHM AVIV, L.L.C.
HIDDEN ACRES PROPERTY, L.L.C.
HIGHLAND LEASEHOLD, L.L.C.
HOBBS ASSOCIATES, L.L.C.
HOT SPRINGS ATRIUM OWNER, LLC
HOT SPRINGS AVIV, L.L.C.
HOT SPRINGS COTTAGES OWNER, LLC
HOT SPRINGS MARINA OWNER, LLC
HOUSTON TEXAS AVIV, L.L.C.
HUTCHINSON KANSAS, L.L.C.
HUTTON I LAND, LLC
HUTTON II LAND, LLC
HUTTON III LAND, LLC
IDAHO ASSOCIATES, L.L.C.
ILLINOIS MISSOURI PROPERTIES, L.L.C.
INDIANA LESSOR – WELLINGTON MANOR, LLC
IOWA LINCOLN COUNTY PROPERTY, L.L.C.
JASPER SPRINGHILL STREET, L.L.C.
KANSAS FIVE PROPERTY, L.L.C.
KARAN ASSOCIATES TWO, L.L.C.
KARAN ASSOCIATES, L.L.C.
KARISSA COURT PROPERTY, L.L.C.
KB NORTHWEST ASSOCIATES, L.L.C.
KENTUCKY NH PROPERTIES, L.L.C.
KINGSVILLE TEXAS, L.L.C.
LAD I REAL ESTATE COMPANY, LLC
LEATHERMAN 90-1, LLC
LEATHERMAN PARTNERSHIP 89-1, LLC
LEATHERMAN PARTNERSHIP 89-2, LLC
LOUISVILLE DUTCHMANS PROPERTY, L.L.C.
MAGNOLIA DRIVE PROPERTY, L.L.C.
MANOR ASSOCIATES, L.L.C.
MANSFIELD AVIV, L.L.C.
MASSACHUSETTS NURSING HOMES, L.L.C.
MCCARTHY STREET PROPERTY, L.L.C.
MERIDIAN ARMS LAND, LLC
MINNESOTA ASSOCIATES, L.L.C.

as Subsidiary Guarantors

By:	/s/ Robert O Stephenson
Name: Robert O. Stephenson
Title: Chief Financial Officer, Treasurer and Assistant Secretary

[Signature Page to Indenture]

MISHAWAKA PROPERTY, L.L.C.
MISSOURI ASSOCIATES, L.L.C.
MISSOURI REGENCY ASSOCIATES, L.L.C.
MONTANA ASSOCIATES, L.L.C.
MONTEREY PARK LEASEHOLD MORTGAGE, L.L.C.
MOUNT WASHINGTON PROPERTY, L.L.C.
MT. VERNON TEXAS, L.L.C.
MURRAY COUNTY, L.L.C.
MUSCATINE TOLEDO PROPERTIES, L.L.C.
N.M. BLOOMFIELD THREE PLUS ONE LIMITED COMPANY
N.M. ESPANOLA THREE PLUS ONE LIMITED COMPANY
N.M. LORDSBURG THREE PLUS ONE LIMITED COMPANY
N.M. SILVER CITY THREE PLUS ONE LIMITED COMPANY
NEW HOPE PROPERTY, L.L.C.
NEWTOWN ALF PROPERTY, L.L.C.
NICHOLASVILLE KENTUCKY PROPERTY, L.L.C.
NORTH LAS VEGAS LLC
NORTH ROYALTON OHIO PROPERTY, L.L.C.
NORWALK ALF PROPERTY, L.L.C.
NRS VENTURES, L.L.C.
OAKLAND NURSING HOMES, L.L.C.
OCEAN SPRINGS NURSING HOME, LLC
OCTOBER ASSOCIATES, L.L.C.
OGDEN ASSOCIATES, L.L.C.
OHI (CONNECTICUT), LLC
OHI (ILLINOIS), LLC
OHI (INDIANA), LLC
OHI (IOWA), LLC
OHI ASSET (AR) ASH FLAT, LLC
OHI ASSET (AR) CAMDEN, LLC
OHI ASSET (AR) CONWAY, LLC
OHI ASSET (AR) DES ARC, LLC
OHI ASSET (AR) HOT SPRINGS, LLC

as Subsidiary Guarantors

By:	/s/ Robert O Stephenson
Name: Robert O. Stephenson
Title: Chief Financial Officer, Treasurer and Assistant Secretary

[Signature Page to Indenture]

OHI ASSET (AR) MALVERN, LLC
OHI ASSET (AR) MENA, LLC
OHI ASSET (AR) POCAHONTAS, LLC
OHI ASSET (AR) SHERIDAN, LLC
OHI ASSET (AR) WALNUT RIDGE, LLC
OHI ASSET (AZ) AUSTIN HOUSE, LLC
OHI ASSET (CA), LLC
OHI ASSET (CO) BRIGHTON, LLC
OHI ASSET (CO) DENVER, LLC
OHI ASSET (CO) MESA, LLC
OHI ASSET (CO), LLC
OHI ASSET (CT) LENDER, LLC
OHI ASSET (FL) EUSTIS, LLC
OHI ASSET (FL) GRACEVILLE, LLC
OHI ASSET (FL) LAKE PLACID, LLC
OHI ASSET (FL) LENDER, LLC
OHI ASSET (FL) LUTZ, LLC
OHI ASSET (FL) MARIANNA, LLC
OHI ASSET (FL) MIDDLEBURG, LLC
OHI ASSET (FL) PENSACOLA - HILLVIEW, LLC
OHI ASSET (FL) PENSACOLA, LLC
OHI ASSET (FL) PORT ST. JOE, LLC
OHI ASSET (FL) SEBRING, LLC
OHI ASSET (FL), LLC
OHI ASSET (GA) CORDELE, LLC
OHI ASSET (GA) DUNWOODY, LLC
OHI ASSET (GA) MACON, LLC
OHI ASSET (GA) MOULTRIE, LLC
OHI ASSET (GA) NASHVILLE, LLC
OHI ASSET (GA) ROSWELL, LLC
OHI ASSET (GA) SNELLVILLE, LLC
OHI ASSET (GA) VALDOSTA, LLC
OHI ASSET (ID) HOLLY, LLC
OHI ASSET (ID) MIDLAND, LLC
OHI ASSET (ID), LLC
OHI ASSET (IL), LLC
OHI ASSET (IN) AMERICAN VILLAGE, LLC
OHI ASSET (IN) ANDERSON, LLC

as Subsidiary Guarantors

By:	/s/ Robert O Stephenson
Name: Robert O. Stephenson
Title: Chief Financial Officer, Treasurer and Assistant Secretary

[Signature Page to Indenture]

OHI ASSET (IN) BEECH GROVE, LLC
OHI ASSET (IN) CLARKSVILLE, LLC
OHI ASSET (IN) CLINTON, LLC
OHI ASSET (IN) CONNERSVILLE, LLC
OHI ASSET (IN) CROWN POINT, LLC
OHI ASSET (IN) EAGLE VALLEY, LLC
OHI ASSET (IN) ELKHART, LLC
OHI ASSET (IN) FOREST CREEK, LLC
OHI ASSET (IN) FORT WAYNE, LLC
OHI ASSET (IN) FRANKLIN, LLC
OHI ASSET (IN) GREENSBURG, LLC
OHI ASSET (IN) INDIANAPOLIS, LLC
OHI ASSET (IN) JASPER, LLC
OHI ASSET (IN) KOKOMO, LLC
OHI ASSET (IN) LAFAYETTE, LLC
OHI ASSET (IN) MADISON, LLC
OHI ASSET (IN) MONTICELLO, LLC
OHI ASSET (IN) NOBLESVILLE, LLC
OHI ASSET (IN) ROSEWALK, LLC
OHI ASSET (IN) SALEM, LLC
OHI ASSET (IN) SEYMOUR, LLC
OHI ASSET (IN) SPRING MILL, LLC
OHI ASSET (IN) TERRE HAUTE, LLC
OHI ASSET (IN) WABASH, LLC
OHI ASSET (IN) WESTFIELD, LLC
OHI ASSET (IN) ZIONSVILLE, LLC
OHI ASSET (KY) BEATTYVILLE, LLC
OHI ASSET (KY) LOUISVILLE - 1120 CRISTLAND, LLC
OHI ASSET (KY) LOUISVILLE - 2529 SIX MILE LANE, LLC
OHI ASSET (KY) MORGANTOWN, LLC
OHI ASSET (KY) OWENSBORO, LLC
OHI ASSET (LA) BATON ROUGE, LLC
OHI ASSET (LA), LLC
OHI ASSET (MD) BALTIMORE - PALL MALL, LLC

as Subsidiary Guarantors

By:	/s/ Robert O Stephenson
Name: Robert O. Stephenson
Title: Chief Financial Officer, Treasurer and Assistant Secretary

[Signature Page to Indenture]

OHI ASSET (MD) BALTIMORE - WEST BELVEDERE, LLC
OHI ASSET (MD) SALISBURY, LLC
OHI ASSET (MD), LLC
OHI ASSET (MI) CARSON CITY, LLC
OHI ASSET (MI) HEATHER HILLS, LLC
OHI ASSET (MI), LLC
OHI ASSET (MO) JACKSON, LLC
OHI ASSET (MO), LLC
OHI ASSET (MS) BYHALIA, LLC
OHI ASSET (MS) CLEVELAND, LLC
OHI ASSET (MS) CLINTON, LLC
OHI ASSET (MS) COLUMBIA, LLC
OHI ASSET (MS) CORINTH, LLC
OHI ASSET (MS) GREENWOOD, LLC
OHI ASSET (MS) GRENADA, LLC
OHI ASSET (MS) HOLLY SPRINGS, LLC
OHI ASSET (MS) INDIANOLA, LLC
OHI ASSET (MS) NATCHEZ, LLC
OHI ASSET (MS) PICAYUNE, LLC
OHI ASSET (MS) VICKSBURG, LLC
OHI ASSET (MS) YAZOO CITY, LLC
OHI ASSET (NC) BISCOE, LLC
OHI ASSET (NC) CORNELIUS, LLC
OHI ASSET (NC) DREXEL, LLC
OHI ASSET (NC) FAYETTEVILLE, LLC
OHI ASSET (NC) HALLSBORO, LLC
OHI ASSET (NC) MARION, LLC
OHI ASSET (NC) MARSHVILLE, LLC
OHI ASSET (NC) MOCKSVILLE – 1007 HOWARD STREET, LLC
OHI ASSET (NC) MOCKSVILLE – 1304 MADISON ROAD, LLC
OHI ASSET (NC) NASHVILLE, LLC
OHI ASSET (NC) RAEFORD, LLC
OHI ASSET (NC) ROCKY MOUNT – 1558 S. WINSTEAD, LLC
OHI ASSET (NC) ROCKY MOUNT – 415 N. WINSTEAD, LLC

as Subsidiary Guarantors

By:	/s/ Robert O Stephenson
Name: Robert O. Stephenson
Title: Chief Financial Officer, Treasurer and Assistant Secretary

[Signature Page to Indenture]

OHI ASSET (NC) SALISBURY, LLC
OHI ASSET (NC) SALUDA, LLC
OHI ASSET (NC) SHALLOTTE, LLC
OHI ASSET (NC) WADESBORO, LLC
OHI ASSET (NC) WAYNESVILLE, LLC
OHI ASSET (NC) WILMINGTON, LLC
OHI ASSET (NC) WINSTON SALEM, LLC
OHI ASSET (NY) 2ND AVENUE, LLC
OHI ASSET (NY) 93RD STREET, LLC
OHI ASSET (OH) HUBER HEIGHTS, LLC
OHI ASSET (OH) LENDER, LLC
OHI ASSET (OH) NEW LONDON, LLC
OHI ASSET (OH) STEUBENVILLE, LLC
OHI ASSET (OH) TOLEDO, LLC
OHI ASSET (OH) WEST CARROLLTON, LLC
OHI ASSET (OH), LLC
OHI ASSET (OR) PORTLAND, LLC
OHI ASSET (OR) TROUTDALE, LLC
OHI ASSET (PA) GP, LLC
OHI ASSET (PA) WEST MIFFLIN, LP
OHI ASSET (PA), LLC
OHI ASSET (PA), LP
OHI ASSET (SC) AIKEN, LLC
OHI ASSET (SC) ANDERSON, LLC
OHI ASSET (SC) EASLEY ANNE, LLC
OHI ASSET (SC) EASLEY CRESTVIEW, LLC
OHI ASSET (SC) EDGEFIELD, LLC
OHI ASSET (SC) FIVE FORKS, LLC
OHI ASSET (SC) GREENVILLE COTTAGES, LLC
OHI ASSET (SC) GREENVILLE GRIFFITH, LLC
OHI ASSET (SC) GREENVILLE LAURENS, LLC
OHI ASSET (SC) GREENVILLE NORTH, LLC
OHI ASSET (SC) GREENVILLE, LLC
OHI ASSET (SC) GREER, LLC
OHI ASSET (SC) MARIETTA, LLC
OHI ASSET (SC) MCCORMICK, LLC
OHI ASSET (SC) ORANGEBURG, LLC

as Subsidiary Guarantors

By:	/s/ Robert O Stephenson
Name: Robert O. Stephenson
Title: Chief Financial Officer, Treasurer and Assistant Secretary

[Signature Page to Indenture]

OHI ASSET (SC) PICKENS EAST CEDAR, LLC
OHI ASSET (SC) PICKENS ROSEMOND, LLC
OHI ASSET (SC) PIEDMONT, LLC
OHI ASSET (SC) SIMPSONVILLE SE MAIN, LLC
OHI ASSET (SC) SIMPSONVILLE WEST BROAD, LLC
OHI ASSET (SC) SIMPSONVILLE WEST CURTIS, LLC
OHI ASSET (TN) BARTLETT, LLC
OHI ASSET (TN) CLEVELAND, LLC
OHI ASSET (TN) COLLIERVILLE, LLC
OHI ASSET (TN) COLUMBIA, LLC
OHI ASSET (TN) ELIZABETHTON, LLC
OHI ASSET (TN) JAMESTOWN, LLC
OHI ASSET (TN) JEFFERSON CITY, LLC
OHI ASSET (TN) MEMPHIS - 1150 DOVECREST, LLC
OHI ASSET (TN) MEMPHIS, LLC
OHI ASSET (TN) MONTEAGLE, LLC
OHI ASSET (TN) MONTEREY, LLC
OHI ASSET (TN) MOUNTAIN CITY, LLC
OHI ASSET (TN) NASHVILLE, LLC
OHI ASSET (TN) PIGEON FORGE, LLC
OHI ASSET (TN) ROCKWOOD, LLC
OHI ASSET (TN) ROGERSVILLE - 109 HIGHWAY 70 NORTH, LLC
OHI ASSET (TN) ROGERSVILLE, LLC
OHI ASSET (TN) SOUTH PITTSBURG, LLC
OHI ASSET (TN) SPRING CITY, LLC
OHI ASSET (TN) WESTMORELAND, LLC
OHI ASSET (TX) ANDERSON, LLC
OHI ASSET (TX) ATHENS, LLC
OHI ASSET (TX) BRYAN, LLC
OHI ASSET (TX) BURLESON, LLC
OHI ASSET (TX) COLLEGE STATION, LLC
OHI ASSET (TX) COMFORT, LLC
OHI ASSET (TX) DIBOLL, LLC
OHI ASSET (TX) GRANBURY, LLC

as Subsidiary Guarantors

By:	/s/ Robert O Stephenson
Name: Robert O. Stephenson
Title: Chief Financial Officer, Treasurer and Assistant Secretary

[Signature Page to Indenture]

OHI ASSET (TX) HONDO, LLC
OHI ASSET (TX) ITALY, LLC
OHI ASSET (TX) LONGVIEW, LLC
OHI ASSET (TX) SCHERTZ, LLC
OHI ASSET (TX) WINNSBORO ALF, LLC
OHI ASSET (TX) WINNSBORO, LLC
OHI ASSET (TX), LLC
OHI ASSET (UT) OGDEN, LLC
OHI ASSET (UT) PROVO, LLC
OHI ASSET (UT) ROY, LLC
OHI ASSET (VA) CHARLOTTESVILLE - 1165 PEPSI PLACE, LLC
OHI ASSET (VA) CHARLOTTESVILLE, LLC
OHI ASSET (VA) CHESAPEAKE, LLC
OHI ASSET (VA) FARMVILLE, LLC
OHI ASSET (VA) GALAX, LLC
OHI ASSET (VA) HILLSVILLE, LLC
OHI ASSET (VA) MADISON, LLC
OHI ASSET (VA) MARTINSVILLE SNF, LLC
OHI ASSET (VA) MECHANICSVILLE, LLC
OHI ASSET (VA) MIDLOTHIAN, LLC
OHI ASSET (VA) NORFOLK, LLC
OHI ASSET (VA) PORTSMOUTH, LLC
OHI ASSET (VA) RICHMOND - 2420 PEMBERTON ROAD, LLC
OHI ASSET (VA) RICHMOND - 9101 BON AIR, LLC
OHI ASSET (VA) ROCKY MOUNT, LLC
OHI ASSET (VA) SUFFOLK, LLC
OHI ASSET (WA) BATTLE GROUND, LLC
OHI ASSET (WA) FORT VANCOUVER, LLC
OHI ASSET (WV) DANVILLE, LLC
OHI ASSET (WV) IVYDALE, LLC
OHI ASSET CHG ALF, LLC
OHI ASSET CSB LLC
OHI ASSET CSE-E SUBSIDIARY, LLC
OHI ASSET CSE-E, LLC
OHI ASSET CSE-U SUBSIDIARY, LLC
OHI ASSET CSE-U, LLC

as Subsidiary Guarantors

By:	/s/ Robert O Stephenson
Name: Robert O. Stephenson
Title: Chief Financial Officer, Treasurer and Assistant Secretary

[Signature Page to Indenture]

OHI ASSET HUD CFG, LLC
OHI ASSET HUD DELTA, LLC
OHI ASSET HUD H-F, LLC
OHI ASSET HUD SF CA, LLC
OHI ASSET HUD SF, LLC
OHI ASSET HUD WO, LLC
OHI ASSET II (CA), LLC
OHI ASSET II (FL), LLC
OHI ASSET II (PA), LP
OHI ASSET III (PA), LP
OHI ASSET IV (PA) SILVER LAKE, LP
OHI ASSET MANAGEMENT, LLC
OHI ASSET RO PMM SERVICES, LLC
OHI ASSET RO, LLC
OHI ASSET S-W, LLC
OHI ASSET, LLC
OHI HEALTHCARE PROPERTIES HOLDCO, INC.
OHI MEZZ LENDER, LLC
OHI TENNESSEE, LLC
OHIMA, LLC
OHIO AVIV THREE, L.L.C.
OHIO AVIV TWO, L.L.C.
OHIO AVIV, L.L.C.
OHIO INDIANA PROPERTY, L.L.C.
OHIO PENNSYLVANIA PROPERTY, L.L.C.
OKLAHOMA TWO PROPERTY, L.L.C.
OKLAHOMA WARR WIND, L.L.C.
OMAHA ASSOCIATES, L.L.C.
OMEGA TRS I, INC.
ORANGE ALF PROPERTY, L.L.C.
ORANGE VILLAGE CARE CENTER, LLC
ORANGE, L.L.C.
OREGON ASSOCIATES, L.L.C.
OSO AVENUE PROPERTY, L.L.C.
OSTROM AVENUE PROPERTY, L.L.C.
PALM VALLEY SENIOR CARE, LLC
PANAMA CITY NURSING CENTER LLC
PAVILLION NORTH PARTNERS, LLC

as Subsidiary Guarantors

By:	/s/ Robert O Stephenson
Name: Robert O. Stephenson
Title: Chief Financial Officer, Treasurer and Assistant Secretary

[Signature Page to Indenture]

PAVILLION NORTH, LLP
PAVILLION NURSING CENTER NORTH, LLC
PEABODY ASSOCIATES TWO, L.L.C.
PEABODY ASSOCIATES, L.L.C.
PENNINGTON ROAD PROPERTY, L.L.C.
PENSACOLA REAL ESTATE HOLDINGS I, LLC
PENSACOLA REAL ESTATE HOLDINGS II, LLC
PENSACOLA REAL ESTATE HOLDINGS III, LLC
PENSACOLA REAL ESTATE HOLDINGS IV, LLC
PENSACOLA REAL ESTATE HOLDINGS V, LLC
POCATELLO IDAHO PROPERTY, L.L.C.
POMONA VISTA L.L.C.
PRESCOTT ARKANSAS, L.L.C.
PV REALTY-CLINTON, LLC
PV REALTY-KENSINGTON, LLC
PV REALTY-WILLOW TREE, LLC
RATON PROPERTY LIMITED COMPANY
RAVENNA OHIO PROPERTY, L.L.C.
RED ROCKS, L.L.C.
RICHLAND WASHINGTON, L.L.C.
RIDGECREST SENIOR CARE, LLC
RIVERSIDE NURSING HOME ASSOCIATES TWO, L.L.C.
RIVERSIDE NURSING HOME ASSOCIATES, L.L.C.
ROCKINGHAM DRIVE PROPERTY, L.L.C.
ROSE BALDWIN PARK PROPERTY L.L.C.
S.C. PORTFOLIO PROPERTY, L.L.C.
SALEM ASSOCIATES, L.L.C.
SAN JUAN NH PROPERTY, LLC
SANDALWOOD ARKANSAS PROPERTY, L.L.C.
SANTA ANA-BARTLETT, L.L.C.
SANTA FE MISSOURI ASSOCIATES, L.L.C.

as Subsidiary Guarantors

By:	/s/ Robert O Stephenson
Name: Robert O. Stephenson
Title: Chief Financial Officer, Treasurer and Assistant Secretary

[Signature Page to Indenture]

SAVOY/BONHAM VENTURE, L.L.C.
SEARCY AVIV, L.L.C.
SEDGWICK PROPERTIES, L.L.C.
SEGUIN TEXAS PROPERTY, L.L.C.
SIERRA PONDS PROPERTY, L.L.C.
SKYLER BOYINGTON, LLC
SKYLER FLORIDA, LLC
SKYLER MAITLAND LLC
SKYLER PENSACOLA, LLC
SKYVIEW ASSOCIATES, L.L.C.
SOUTHEAST MISSOURI PROPERTY, L.L.C.
SOUTHERN CALIFORNIA NEVADA, L.L.C.
ST. JOSEPH MISSOURI PROPERTY, L.L.C.
ST. MARY’S PROPERTIES, LLC
STAR CITY ARKANSAS, L.L.C.
STEPHENVILLE TEXAS PROPERTY, L.L.C.
STERLING ACQUISITION, LLC
STEVENS AVENUE PROPERTY, L.L.C.
SUN-MESA PROPERTIES, L.L.C.
SUWANEE, LLC
TEXAS FIFTEEN PROPERTY, L.L.C.
TEXAS FOUR PROPERTY, L.L.C.
TEXAS LESSOR – STONEGATE GP, LLC
TEXAS LESSOR – STONEGATE, LIMITED, LLC
TEXAS LESSOR – STONEGATE, LP
TEXHOMA AVENUE PROPERTY, L.L.C.
THE SUBURBAN PAVILION, LLC
TUJUNGA, L.L.C.
TULARE COUNTY PROPERTY, L.L.C.
TWINSBURG OHIO PROPERTY, LLC
VRB AVIV, L.L.C.
WASHINGTON IDAHO PROPERTY, L.L.C.
WASHINGTON LESSOR – SILVERDALE, LLC
WASHINGTON-OREGON ASSOCIATES, L.L.C.
WATAUGA ASSOCIATES, L.L.C.
WELLINGTON LEASEHOLD, L.L.C.
WEST PEARL STREET, L.L.C.
WEST YARMOUTH PROPERTY I, L.L.C.

as Subsidiary Guarantors

By:	/s/ Robert O Stephenson
Name: Robert O. Stephenson
Title: Chief Financial Officer, Treasurer and Assistant Secretary

[Signature Page to Indenture]

WESTERVILLE OHIO OFFICE PROPERTY, L.L.C.
WESTON ALF PROPERTY, LLC
WHEELER HEALTHCARE ASSOCIATES, L.L.C.
WHITLOCK STREET PROPERTY, L.L.C.
WILCARE, LLC
WILLIS TEXAS AVIV, L.L.C.
YUBA AVIV, L.L.C.

as Subsidiary Guarantors

By:	/s/ Robert O Stephenson
Name: Robert O. Stephenson
Title: Chief Financial Officer, Treasurer and Assistant Secretary

[Signature Page to Indenture]

U.S. BANK NATIONAL ASSOCIATION,
as Trustee

By:	/s/ David Ferrell
Name: David Ferrell
Title: Vice President

[Signature Page to Indenture]

EXHIBIT A

[Insert the Global Note Legend, if applicable pursuant to the provisions of the Indenture]

OMEGA HEALTHCARE INVESTORS, INC.

4.750% Senior Notes due 2028

CUSIP No.

No. [ ]	$

OMEGA HEALTHCARE INVESTORS, INC., a Maryland corporation (the “Issuer”), for value received promises to pay to Cede & Co., or its registered assigns, the principal sum of [             ] DOLLARS [or such other amount as is provided in a schedule attached hereto]a on January 15, 2028.

Interest Payment Dates: January 15 and July 15, commencing January 15, 2018.

Record Dates: January 1 and July 1.

Reference is made to the further provisions of this Note contained herein, which will for all purposes have the same effect as if set forth at this place.

a This language should be included only if the Note is issued in global form. b This schedule should be included only if the Note is issued in global form.

A-1

IN WITNESS WHEREOF, the Issuer has caused this Note to be signed manually or by facsimile by its duly authorized officer.

Dated:

OMEGA HEALTHCARE INVESTORS, INC., as Issuer

By:
Name:
Title:

A-2

[FORM OF] TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the 4.750% Senior Notes due 2028 described in the within-mentioned Indenture.

Dated:

U.S. BANK NATIONAL ASSOCIATION,
as Trustee

By:
Authorized Signatory

A-3

(Reverse of Note)

4.750% Senior Notes due 2028

Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

SECTION 1.          Interest. Omega Healthcare Investors, Inc., a Maryland corporation (the “Issuer”), promises to pay interest on the principal amount of this Note at 4.750% per annum from April 4, 2017 until maturity. The Issuer will pay interest semi-annually on January 15 and July 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an “Interest Payment Date”), commencing January 15, 2018. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from April 4, 2017. The Issuer shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand to the extent lawful at the interest rate applicable to the Notes; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

SECTION 2.          Method of Payment. The Issuer will pay interest on the Notes to the Persons who are registered Holders of Notes at the close of business on January 1 or July 1 next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The Notes will be issued in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The Issuer shall pay principal, premium, if any, and interest on the Notes in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts (“U.S. Legal Tender”). Principal of, premium, if any, and interest on the Notes will be payable at the office or agency of the Issuer maintained for such purpose except that, at the option of the Issuer, the payment of interest may be made by check mailed to the Holders of the Notes at their respective addresses set forth in the register of Holders of Notes. Until otherwise designated by the Issuer, the Issuer’s office or agency in New York will be the office of the Trustee maintained for such purpose.

SECTION 3.          Paying Agent and Registrar. Initially, U.S. Bank National Association, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Issuer may change any Paying Agent or Registrar without notice to any Holder. Except as provided in the Indenture, the Issuer or any of their Subsidiaries may act in any such capacity.

SECTION 4.          Indenture. The Issuer issued the Notes under an Indenture dated as of April 4, 2017 (“Indenture”) by and among the Issuer, the Subsidiary Guarantors and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code §§ 77aaa-77bbbb) (the “Trust Indenture Act”). The Notes are subject to all such terms, and Holders are referred to the Indenture and the Trust Indenture Act for a statement of such terms.

A-4

SECTION 5.          Optional Redemption. The Notes will be redeemable at the option of the Issuer, in whole or in part, at any time, and from time to time, upon not less than 30 days’ nor more than 60 days’ notice. If the Notes are redeemed prior to October 15, 2027, the Redemption Price will be equal to the greater of:

(a)          100% of the principal amount of the Notes to be redeemed, and

(b)          the sum of the present values of the remaining scheduled payments of principal and interest on the Notes to be redeemed (exclusive of interest accrued to the applicable Redemption Date) discounted to such Redemption Date on a semiannual basis, assuming a 360-day year consisting of twelve 30-day months, at the Treasury Rate plus 40 basis points (the “Applicable Premium”), plus, in each case of clauses (a) and (b) above, accrued and unpaid interest thereon to, but not including, the applicable Redemption Date; provided, however, that if the Redemption Date falls after the Record Date and on or prior to the corresponding Interest Payment Date, the Issuer will pay the full amount of accrued and unpaid interest, if any, on such Interest Payment Date to the Holder of Notes at the close of business on the corresponding Record Date (instead of the holder surrendering its Notes for redemption).

If the Notes are redeemed on or after October 15, 2027, the Redemption Price will be equal to 100% of the principal amount of the Notes being redeemed, plus accrued and unpaid interest thereon to, but not including, such Redemption Date.

“Treasury Rate” means (1) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15(519)” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the remaining life of the Notes, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue will be determined and the Treasury Rate will be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month), or (2) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for the applicable Redemption Date. The Treasury Rate shall be calculated on the third Business Day preceding the applicable Redemption Date.

“Comparable Treasury Issue” means, with respect to any Redemption Date for the Notes, the United States Treasury security selected by the Independent Investment Banker as having an actual or interpolated maturity comparable to the remaining term of the Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Notes to be redeemed.

A-5

“Comparable Treasury Price” means, with respect to any Redemption Date for the Notes:

(i)          the average of five Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or

(ii)         if the Issuer obtains fewer than five but more than one such Reference Treasury Dealer Quotations for such Redemption Date, the average of all such quotations, or

(iii)        if the Issuer obtains only one such Reference Treasury Dealer Quotation for such Redemption Date, that Reference Treasury Dealer Quotation.

“Independent Investment Banker” means, with respect to any Redemption Date for the Notes, an independent investment banking institution of national standing appointed by the Issuer with respect to such Redemption Date.

“Reference Treasury Dealer” means (1) J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, a Primary Treasury Dealer selected by Credit Agricole Securities (USA) Inc., and (2) any two other Primary Treasury Dealers selected by the Issuer; provided, however, that if any Reference Treasury Dealers referred to in clause (1) above ceases to be a primary U.S. Government securities dealer (a “Primary Treasury Dealer”), the Issuer will substitute therefor another Primary Treasury Dealer.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any Redemption Date for the Notes, the average, as determined by the Issuer, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 3:30 p.m., New York City time, on the third Business Day preceding the applicable redemption date.

SECTION 6.           [Reserved].

SECTION 7.          Notice of Redemption. Notice of redemption will be mailed by first class mail at least 30 days but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at its registered address. Notes in denominations larger than $2,000 may be redeemed in part. If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Note. On and after the Redemption Date interest ceases to accrue on Notes or portions thereof called for redemption.

SECTION 8.          Mandatory Redemption. The Issuer shall not be required to make mandatory redemption payments with respect to the Notes.

SECTION 9.           Additional Notes. The Issuer may, from time to time, without the consent of the Holders of the Notes, create and issue additional notes (the “Additional Notes”)

A-6

ranking pari passu with the Initial Notes in all respects (or in all respects except for the public offering price of the Additional Notes, the issue date thereof, the payment of interest accruing on the Additional Notes prior to the issue date thereof or except for the first payment of interest on the Additional Notes following the issue date thereof). The Additional Notes shall be treated as a single class with the Initial Notes and have the same terms as to status, redemption or otherwise as the Initial Notes, provided that if such Additional Notes are not fungible with the Initial Notes for U.S. federal income tax purposes, such Additional Notes will have a separate CUSIP or ISIN number.

SECTION 10.         Denominations, Transfer, Exchange. The Notes are in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuer may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Issuer and the Registrar are not required to transfer or exchange any Note selected for redemption. Also, the Issuer and the Registrar are not required to transfer or exchange any Notes for a period of 15 days before a selection of Notes to be redeemed.

SECTION 11.         Persons Deemed Owners. The registered Holder of a Note may be treated as its owner for all purposes.

SECTION 12.         Amendment, Supplement and Waiver. Subject to certain exceptions set forth in the Indenture, the Indenture, the Notes and the Subsidiary Guarantees may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding, and any existing Default or compliance with any provision may be waived with the consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding. Without notice to or consent of any Holder, the parties thereto may also amend or supplement the Indenture, the Notes and the Subsidiary Guarantees under the limited circumstances provided in the Indenture.

SECTION 13.         Defaults and Remedies. If a Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes generally may declare all the Notes to be due and payable immediately. Notwithstanding the foregoing, in the case of a Default arising from certain events of bankruptcy or insolvency as set forth in the Indenture, with respect to the Issuer, all outstanding Notes will become due and payable without further action or notice. Holders of the Notes may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default and its consequences under the Indenture except a continuing Default in the payment of interest on, or the principal of, or the premium on, the Notes.

A-7

SECTION 14.         Restrictive Covenants. The Indenture contains certain covenants that, among other things, limit the ability of the Issuer and its Subsidiaries to incur indebtedness or to consolidate, merge or sell all or substantially all of its assets, and require the Issuer and its Subsidiaries, on a consolidated basis, to maintain a minimum ratio of Total Unencumbered Assets to Unsecured Indebtedness. The limitations are subject to a number of important qualifications and exceptions. The Issuer must annually report to the Trustee on compliance with such limitations and other provisions in the Indenture.

SECTION 15.         No Recourse Against Others. No director, officer, employee, incorporator, stockholder, member or manager or controlling person of the Issuer or any Subsidiary Guarantor shall have any liability for any obligations of the Issuer under the Notes or the Indenture, or of any Subsidiary Guarantor under its Subsidiary Guarantee or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

SECTION 16.         Subsidiary Guarantees. This Note will be entitled to the benefits of certain Subsidiary Guarantees made for the benefit of the Holders. Reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and obligations thereunder of the Subsidiary Guarantors, the Trustee and the Holders.

SECTION 17.         Trustee Dealings with the Issuer. Subject to certain terms, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Issuer, their Subsidiaries or their respective Affiliates as if it were not the Trustee.

SECTION 18.         Authentication. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

SECTION 19.         Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entirety), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

SECTION 20.         CUSIP and ISIN Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuer has caused CUSIP and ISIN numbers to be printed on the Notes and the Trustee may use CUSIP or ISIN numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

SECTION 21.         Governing Law. This Note shall be governed by, and construed in accordance with, the laws of the State of New York.

The Issuer will furnish to any Holder upon written request and without charge a copy of the Indenture.

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ASSIGNMENT FORM

I or we assign and transfer this Note to

(Print or type name, address and zip code of assignee or transferee)

(Insert Social Security or other identifying number of assignee or transferee)

and irrevocably appoint _______________________________________ agent to transfer this Note on the books of the Issuer. The agent may substitute another to act for him.

Dated: _________________	Signed:
(Sign exactly as name appears on
the other side of this Note)

Signature Guarantee:
Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor program reasonably acceptable to the Trustee)

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SCHEDULE OF PRINCIPAL AMOUNTb

The initial principal amount at maturity of this Global Note shall be $                  . The following decreases/increases in the principal amount at maturity of this Global Note have been made:

Date of Decrease/Increase	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease (or increase)	Signature of authorized officer of Trustee or Note Custodian

[b]	This schedule should be included only if the Note is issued in global form.

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EXHIBIT B

FORM OF LEGENDS

Each Global Note authenticated and delivered hereunder shall bear the following legend:

THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OF A DEPOSITORY OR A SUCCESSOR DEPOSITORY IN CUSTODY FOR THE BENEFICIAL OWNERS HEREOF.

THIS NOTE IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (A) THE TRUSTEE OR THE REGISTRAR MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.02 OF THE INDENTURE, (B) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.15(b) OF THE INDENTURE, (C) EXCEPT AS OTHERWISE PROVIDED IN SECTION 2.15(b) OF THE INDENTURE, THIS GLOBAL NOTE MAY BE TRANSFERRED IN WHOLE, BUT NOT IN PART, ONLY (X) BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY, (Y) BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY OR (Z) BY THE DEPOSITORY OR ANY NOMINEE TO A SUCCESSOR DEPOSITORY OR TO A NOMINEE OF SUCH SUCCESSOR DEPOSITORY, AND (D) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

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EXHIBIT C

SUBSIDIARY GUARANTEE

For value received, each of the undersigned (including any successor Person under the Indenture) hereby unconditionally guarantees, jointly and severally, to the extent set forth in the Indenture (as defined below) to the Holder of this Note the payment of principal, premium, if any, and interest on this Note in the amounts and at the times when due and interest on the overdue principal, premium, if any, and interest, if any, of this Note when due, if lawful, and, to the extent permitted by law, the payment or performance of all other obligations of the Issuer under the Indenture or the Notes, to the Holder of this Note and the Trustee, all in accordance with and subject to the terms and limitations of this Note, the Indenture, including Article Ten thereof, and this Subsidiary Guarantee. This Subsidiary Guarantee will become effective in accordance with Article Ten of the Indenture and its terms shall be evidenced therein. The validity and enforceability of any Subsidiary Guarantee shall not be affected by the fact that it is not affixed to any particular Note.

Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Indenture dated as of April 4, 2017, among Omega Healthcare Investors, Inc., a Maryland corporation (the “Issuer”), the Subsidiary Guarantors named therein and U.S. Bank National Association, as trustee (the “Trustee”), as amended or supplemented (the “Indenture”).

The obligations of the undersigned to the Holders of Notes and to the Trustee pursuant to this Subsidiary Guarantee and the Indenture are expressly set forth in Article Ten of the Indenture and reference is hereby made to the Indenture for the precise terms of the Subsidiary Guarantee and all of the other provisions of the Indenture to which this Subsidiary Guarantee relates.

No director, officer, employee, incorporator, stockholder, member or manager or controlling person of any Subsidiary Guarantor, as such, shall have any liability for any obligations of such Subsidiary Guarantor under such Subsidiary Guarantor’s Subsidiary Guarantee or the Indenture or for any claim based on, in respect of, or by reason of, such obligation or its creation.

This Subsidiary Guarantee shall be governed by, and construed in accordance with, the laws of the State of New York.

This Subsidiary Guarantee is subject to release upon the terms set forth in the Indenture.

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IN WITNESS WHEREOF, each Subsidiary Guarantor has caused its Subsidiary Guarantee to be duly executed.

Date:

[ ]

By:
Name:
Title:

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